U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                               __________________

                                    FORM 8-K
                                 CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934



Date of Report (Date of earliest event reported):FEBRUARY 4, 2002
                                                 ----------------



                        PERFORMANCE CAPITAL MANAGEMENT, LLC
                -------------------------------------------------
             (Exact name of registrant as specified in its charter)


               CALIFORNIA                                     03-0375751
           -----------------        ------------         -------------------
           (State or other          (Commission           (I.R.S. Employer
             Jurisdiction           File Number)         Identification No.)
           of incorporation)


       222 SOUTH HARBOR BLVD., SUITE 400
             ANAHEIM, CALIFORNIA                                92805
    ----------------------------------------                  ----------
    (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code:        (714) 502-3780
                                                        --------------------

Former  Names  and  Addresses:

Performance Asset Management Fund III, Ltd.,   Performance Asset Management
                                               Fund IV, Ltd.,
a California Limited Partnership*              a California Limited Partnership*
4100 Newport Place, Suite 400                  4100 Newport Place, Suite 400
Newport Beach, California 92660                Newport Beach, California 92660

* This report is being filed with the Commission by the Registrant as a Successor Issuer to Performance Asset Management Fund III, Ltd. and Performance Asset Management Fund IV, Ltd. by virtue of Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended. The Commission File Number of Performance Asset Management Fund III, Ltd. was 0-28710 and its CIK was 0001021070 and the Commission File Number of Performance Asset Management Fund IV, Ltd. was 0-28764 and its CIK was 0001022241.


                         INFORMATION INCLUDED IN THIS REPORT




                                                                             Page No.
                                                                             --------
Item 1.  Changes in Control of Registrant . . . . . . . . . . . . . . . . .         1
             Security Ownership of Certain Beneficial Owners and Management         3
             Directors, Executive Officers, Promoters and Control Persons .         4
             Description of Securities. . . . . . . . . . . . . . . . . . .         7
             Market for Common Equity and Related Unit Holder Matters . . .         9
             Recent Sales of Unregistered Securities. . . . . . . . . . . .        10
             Indemnification of Members, Directors and Officers . . . . . .        10

Item 2.  Acquisition or Disposition of Assets . . . . . . . . . . . . . . .        12
             Description of Business. . . . . . . . . . . . . . . . . . . .        13
             Description of Property. . . . . . . . . . . . . . . . . . . .        25
             Management's Discussion and Analysis or Plan of Operation. . .        26
             Certain Relationships and Related Transactions . . . . . . . .        30
             Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . .        30
             Changes In and Disagreements with Accountants. . . . . . . . .        31

Item 3.  Bankruptcy or Receivership . . . . . . . . . . . . . . . . . . . .        31

Item 4.  Changes in Registrant's Certifying Accountant. . . . . . . . . . .        37

Item 7.  Financial Statements and Exhibits. . . . . . . . . . . . . . . . .        37

SIGNATURES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        39

FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .       F-1

EXHIBIT INDEX

                           FORWARD-LOOKING STATEMENTS
                           --------------------------

Except for the historical information presented in this document, the matters discussed in this Form 8-K, and specifically in the items entitled "Changes in Control of Registrant", "Acquisition or Disposition of Assets" and "Financial Statements and Exhibits", or otherwise incorporated by reference into this document contain "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements can be identified by the use of forward-looking terminology such as 'believes', 'expects', 'may', 'will', 'plan', 'should' or 'anticipates' or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of
Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by the Registrant. The reader is cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements involve risks and uncertainties, including those identified within this Form 8-K and other filings with the SEC by the Registrant. The actual results that the Registrant achieves may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and the Registrant assumes no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by the Registrant in this Form 8-K and in the Registrant's other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Registrant's business.


                    ITEM 1.  CHANGES IN CONTROL OF REGISTRANT
                    -----------------------------------------

Performance Capital Management, LLC ("PCMLLC") is a new entity that was formed by a U.S. Chapter 11 Trustee and the Official Committee of Equity Security
Holders in January 2002 for the purpose of reorganizing six entities that had voluntarily filed bankruptcy petitions in late December 1998 with the United
States Bankruptcy Court for the Central District of California, Santa Ana Division (the "Bankruptcy Court"). Two of the six reorganized entities had a class of limited partnership interests registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the bankruptcy filings. PCMLLC is considered a successor entity to the six companies emerging from bankruptcy, including two public companies. The Bankruptcy Court order approving the Plan of Reorganization was entered on January 24, 2002 and, following a ten day appeals period, became effective on February 4, 2002.

Performance Capital Management, Inc., a California corporation ("PCMInc."), Performance Asset Management Fund, Ltd., a California limited partnership ("PAM I"), Performance Asset Management Fund II, Ltd., a California limited partnership ("PAM II"), Performance Asset Management Fund III, Ltd., a California limited partnership ("PAM III"), Performance Asset Management Fund IV, Ltd., a California limited partnership ("PAM IV"), and Performance Asset Management Fund V, Ltd., a California limited partnership ("PAM V") (each of PAM I through PAM V sometimes referred to as a "PAM Fund" and all collectively referred to as the "PAM Funds"), filed separate bankruptcy petitions on December 22 and 23, 1998. On motion by the California Department of Corporations, the bankruptcy court replaced the debtor-in-possession with a trustee on December 30, 1998.

Prior to the bankruptcy filing, Vincent Galewick was the sole or controlling shareholder of PCMInc. and of the general partner of the PAM Funds. By early 2001, the trustee concluded that a viable business existed and he set out to develop a plan to reorganize PCMInc. and the PAM Funds. As part of the plan, he formed PCMLLC on January 14, 2002. On February 4, 2002, the effective date of the Confirmation Plan, the assets and liabilities of PCMInc. and the PAM Funds were transferred to PCMLLC. Upon confirmation of the Confirmation Plan, new management was vested with authority to operate PCMLLC, and the Chapter 11 trustee remains available to provide his services to PCMLLC's Board as a consultant. PCMInc. and the PAM Funds, which are still subject to the jurisdiction of the bankruptcy court, will ultimately be dissolved.

Under the Plan of Reorganization, PCMLLC issued "LLC Units" to the PAM Funds, which have now been distributed to the investors in the PAM Funds, all pursuant to the exemption provided by Section 1145 of the Bankruptcy Code. PCMLLC issued LLC Units to the PAM Funds based on the gross dollars (approximately $57.4 million) the investors had invested in the respective PAM Funds. As of March 17, 2003, PCMLLC had 2,903 Members and one Economic Interest Owner.

Two of the five PAM Funds had registered their limited partnership interests under Section 12(g) of the Exchange Act. The following table summarizes aggregated material economic facts about the investors in these two PAM Funds (all amounts approximate):

                                                    PAM III          PAM IV
                                                 --------------  --------------
FUNDS INVESTED                                   $10.0 MILLION   $28.6 MILLION
LLC Units issued                                        99,900         285,950
Percentage interest in PCMLLC Units                         17%             50%

Capital returned pre-petition                    $ 3.7 million   $ 6.9 million
Unreturned capital                               $ 6.3 million   $21.7 million
Percentage interest in total unreturned capital           16.5%           57.0%

PCMLLC  is  the  successor  entity  to  the public companies PAM III and PAM IV.

The following information pertains to PCMLLC as successor entity to the PAM Funds and PCMInc.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

To our knowledge, the following table sets forth information with respect to the beneficial ownership of our securities as of March 17, 2003 by:

- each person known by us to beneficially own more than 5% of our voting securities;
-    each  of  our  executive  officers;
-    each  of  our  directors;  and
-    all  of  our  executive  officers  and  directors  as  a  group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Unless otherwise indicated, the address for those listed below is c/o Performance Capital Management, LLC, 222 South Harbor Blvd., Suite 400, Anaheim, California 92805. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting power with respect to all LLC Units shown as beneficially owned by them. The number of LLC Units entitled to vote outstanding as of March 17, 2003 was 547,828, excluding the 23,722 Economic Interest LLC Units outstanding. Except as noted otherwise, the amounts reflected below are based upon information provided to us.

                                                    NUMBER OF   PERCENT OF
NAME OF BENEFICIAL OWNER                              UNITS    OUTSTANDING
--------------------------------------------------  ---------  ------------
Larisa R. Gadd, Co-Chairperson of the Board             4,777            *
--------------------------------------------------  ---------  ------------
Lester T. Bishop, Co-Chairperson of the Board             398            *
--------------------------------------------------  ---------  ------------
Larry C. Smith, Director                                  995            *
--------------------------------------------------  ---------  ------------
David R. Barnhizer, Director                            1,094            *
--------------------------------------------------  ---------  ------------
Rodney L. Woodworth, Director                           2,239            *
--------------------------------------------------  ---------  ------------
Sanford A. Lakoff, Director                             1,593            *
--------------------------------------------------  ---------  ------------
Robert R. Price, Director                                   0            *
--------------------------------------------------  ---------  ------------
David J. Caldwell, Chief Operations Officer                 0            *
--------------------------------------------------  ---------  ------------
Edward M. Rucker, Accounting Manager                        0            *
--------------------------------------------------  ---------  ------------
Darren S. Bard, Chief Information Officer                   0            *
--------------------------------------------------  ---------  ------------
Wendy L. Curran, Chief Officer of Human Resources           0            *
--------------------------------------------------  ---------  ------------
William D. Constantino, Chief Legal Officer                 0            *
--------------------------------------------------  ---------  ------------
ALL EXECUTIVE OFFICERS & DIRECTORS AS
A GROUP (12 Persons)                                   11,096          2.0%
--------------------------------------------------  ---------  ------------

*  Less  than  1%.

Other than the changes described herein, we are not aware of any arrangements that may result in a change in control of PCMLLC.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

On December 30, 1998, a bankruptcy trustee was appointed by the Bankruptcy Court. The trustee was James J. Joseph, a Senior Trustee in the Central District, Santa Ana division. During bankruptcy, the trustee managed the affairs of the PAM Funds and PCMInc. All major actions taken by the trustee were approved by the Bankruptcy Court. During the period between the confirmation hearing date, December 21, 2001, and the Effective Date, February 4, 2002, the trustee continued to operate the PAM Funds' and PCMInc.'s businesses and administer their property subject to the provisions of the Bankruptcy Code and with the powers and protections of a trustee in bankruptcy.

Pursuant to the reorganization plan, a new Board of Directors and new management took control of PCMLLC on February 4, 2002, as a result of its emergence from bankruptcy. The following table sets forth certain information with respect to the directors and executive officers of PCMLLC as of March 17, 2003.

NAME                    AGE              POSITION
----------------------  ---  --------------------------------

Larisa R. Gadd . . . .   40  Co-Chairperson of the Board
----------------------  ---  --------------------------------
Lester T. Bishop . . .   72  Co-Chairperson of the Board
----------------------  ---  --------------------------------
Larry C. Smith . . . .   65  Director
----------------------  ---  --------------------------------
David R. Barnhizer . .   59  Director
----------------------  ---  --------------------------------
Rodney L. Woodworth. .   65  Director
----------------------  ---  --------------------------------
Sanford A. Lakoff. . .   71  Director
----------------------  ---  --------------------------------
Robert R. Price. . . .   50  Director
----------------------  ---  --------------------------------
David J. Caldwell. . .   49  Chief Operations Officer
----------------------  ---  --------------------------------
Edward M. Rucker . . .   56  Accounting Manager
----------------------  ---  --------------------------------
Darren S. Bard . . . .   35  Chief Information Officer
----------------------  ---  --------------------------------
Wendy L. Curran. . . .   38  Chief Officer of Human Resources
----------------------  ---  --------------------------------
William D. Constantino   52  Chief Legal Officer
----------------------  ---  --------------------------------

All of the current directors except Mr. Robert Price were appointed to the Board of Directors on February 4, 2002. Mr. Price was appointed to the Board of Directors in June 2002 following the resignation of Mr. Lawrence Dodson in May 2002. Directors of PCMLLC serve two-year terms. All directors hold office until their respective successors are elected and qualified or until their earlier death, resignation or removal. Executive officers are duly elected by the Board of Directors to serve until their respective successors are elected and qualified. Each officer of PCMLLC serves at the discretion of the Board of Directors. There are no family relationships between or among any of our directors or executive officers.

The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of our directors and executive officers has been furnished to us by each director and executive officer.

LARISA R. GADD. Ms. Gadd is currently working on obtaining a doctorate degree in Natural Health and Healing from Clayton College of Natural Health. From 1987 to 1988, Ms. Gadd was an instructor at Chaffey College in Alta Loma in the area of Social Sciences. She received a B.S. degree in Psychology and English from the California State University, Fullerton in 1984 and a

M.A. degree in Organizational and Applied Social Psychology from Claremont Graduate School in 1986.

LESTER T. BISHOP. Mr. Bishop has taught kindergarten through 12th grade students for the past 20 years. At the same time, Mr. Bishop owned solely and in partnership with others a number of privately held businesses, including Whitiok Day Camp, Good Time Promotions, Mall Munchies, Park Rivera Motel, and Imperial Executive Suites. He has also owned and managed both residential and commercial real estate. Mr. Bishop received a B.A. degree in Education from the University of California, Los Angeles and a M.A. degree from the California State University, Los Angeles in Educational Administration with advanced credentials in reading, counseling and teacher effectiveness.

LARRY C. SMITH. Mr. Smith retired in 1994. Prior to retirement, from 1987 to 1994, Mr. Smith was Senior Systems Engineering Manager of TRW Space Systems, a business unit of a held company. In that position, Mr. Smith managed the systems engineering teams in support of classified satellite space systems development and new satellite system studies. Mr. Smith is a registered U.S. Patent Agent and holds three patents. Mr. Smith received a B.S. degree in Engineering from the University of Washington and completed four years of graduate studies at the University of California, Los Angeles in Control Systems and Electronics.

DAVID  R.  BARNHIZER.  Mr.  Barnhizer is currently Professor of Law at Cleveland
State University College of Law and has held that position since 1972. He teaches or has taught courses dealing primarily with business and environmental law. From 1997 to 1998, he was a Strategic Consultant to the Government of Mongolia to the Mongolian Action Programme for the 21st Century. During that same period, he was also a consultant on sustainable economic development and the creation of a Central American trade zone to the U.N. Development Program. From 1995 to 1997, he was a member of the Board of Editors for the Journal of Legal Education. Mr. Barnhizer has published nine books / manuals and approximately 30 professional articles. He received a Bachelor of Arts degree from Muskingum College, a Juris Doctor degree from Ohio State University College of Law, and a Master of Law degree from Harvard Law School.

RODNEY L. WOODWORTH. Mr. Woodworth retired in 1998. From 1988 to 1998, Mr. Woodworth was the Senior Vice President of Operations at Zimmerman Holdings, Inc., which is in the business of buying troubled manufacturing businesses, turning them around, growing them and then selling them. Prior to working at Zimmerman Holdings, Inc., he was the Senior Vice President of Fairchild Industries and President of its Commercial and Industrial Products Group. Mr. Woodworth is an alumni of the Stanford Graduate Business School and received a B.S. degree in Mechanical Engineering from the California State Polytechnical University, San Luis Obispo in 1960.

SANFORD A. LAKOFF. Mr. Lakoff is Research Professor of Political Science Emeritus at the University of California, San Diego. He has taught at UCSD since 1974, when he was appointed Founding Chair of the Department of Political Science. Mr. Lakoff has written or edited eleven books and published approximately 50 scholarly articles as well as contributing to entries in the Dictionary of the History of Ideas, the Encyclopedia of Democracy, the Encyclopedia of U.S.

Foreign Relations, and the Encyclopedia of Nationalism. He received a B.A. degree from Brandeis University in 1953. In 1959, he received his Ph.D. from Harvard University.

ROBERT R. PRICE. Mr. Price is currently President and Chief Financial Officer of Buy.com, Inc., a privately held Internet retailer, where he is responsible for the day-to-day affairs of the company and reports directly to the company's Founder, Chairman and CEO. Mr. Price is also responsible for Buy.com's overall financial strategy and activities, corporate planning and analysis, and human resources. Mr. Price joined Buy.com in February 2001, as Chief Financial Officer, and served in that position until August 2001 when he was promoted to President. From September 1995 to July 2000, Mr. Price worked at PairGain Technologies, Inc., a publicly held telecommunications equipment manufacturer. From January 2000 to July 2000, Mr. Price was Senior Vice President, Chief Financial Officer, from January 1998 to January 2000, he was Vice President and Corporate Controller, and from September 1995 to January 1998, he was Corporate Controller of PairGain Technologies. Mr. Price received his B.S. in Business Administration (emphasis in Accounting) from California Polytechnic University, Pomona in 1974.

DAVID J. CALDWELL. Mr. Caldwell is a business operations professional with over 20 years of experience in the consumer credit card industry. Before becoming Chief Operations Officer of PCMLLC on February 4, 2002, Mr. Caldwell was Vice President of Operations of Performance Capital Management, Inc., one of the predecessor companies to PCMLLC, from January 1998 to February 2002. As Chief Operating Officer, Mr. Caldwell is responsible for the operational activities of PCMLLC, including management of a collection center and the sales and acquisitions of charged-off portfolios as well as the day-to-day operations of the business. From 1975 to 1998, Mr. Caldwell worked in various capacities at General Electric Capital Corporation, including Vice President of Recovery Operations for the General Electric Capital Services division from March 1997 to January 1998 and Vice President of Cardholder Operations for the Consumer Card Services division of General Electric Capital Corporation from May 1994 to March 1997. As Vice President of Recovery Operations, he was responsible for the successful operation of the Retailer Financial Services Recovery Operation, including management of the recovery call center, bankruptcy collections, payment processing unit, mailroom, facilities, petition processing, legal, probate, compliance, outside attorney collections, skip tracing, and interface with 12 outlying business centers. As Vice President of Cardholder Operations, he was responsible for the successful operation of the G.E. Rewards Mastercard call center, including managing over 500,000 incoming calls per month, leading a workforce of 215 people, and overseeing a financial budget of $5 million. Mr. Caldwell received a B.S. degree in Business Administration from Western Michigan University in 1975.

EDWARD M. RUCKER. Before becoming the Accounting Manager of PCMLLC on February 4, 2002, Mr. Rucker was the Accounting Manager of Performance Capital Management, Inc., one of the predecessor companies to PCMLLC, from October 2001 to February 2002. As Accounting Manager, Mr. Rucker has over responsibility for preparing the company's accounting records and financial statements. From 1995 to August 2001, Mr. Rucker was Controller and the Chief Financial Officer of Pickard Construction, Inc., a construction firm performing as general contractor for major national firms. In that position, Mr. Rucker was responsible for the entire accounting and related financial functions of the firm. Mr. Rucker is a Certified Public

Accountant. Mr. Rucker received a B.S. degree in Accounting from the California State University, Los Angeles in 1968.

DARREN S. BARD. Before becoming Chief Information Officer of PCMLLC on February 4, 2002, Mr. Bard was Manager of Reporting and Analysis of Performance Capital Management, Inc., one of the predecessor companies to PCMLLC, from April 1998 to February 2002. As Chief Information Officer, Mr. Bard manages the Information Technology and Acquisitions/Sales Support Departments. Prior to becoming an officer of Performance Capital Management, Inc., from April 1996 to April 1998, Mr. Bard worked as Site Production Planning/Operations Manager at General Electric Capital Corporation. In that position, he managed the Production Planning Department of a site consisting of 30 salaried employees and more than 600 hourly employees. He received a B.A. degree from Ohio State University in 1991 in Psychology.

WENDY L. CURRAN. Before becoming Chief Officer of Human Resources of PCMLLC on February 4, 2002, Ms. Curran was Director of Human Resources of Performance Capital Management, Inc., one of the predecessor companies to PCMLLC, from June 1997 to February 2002. As Chief Officer of Human Resources, Ms. Curran manages the Administration and Human Resources Departments, which entails implementing and enforcing current company human resources policies, facilities management, recruitment, providing training programs to build team work and management skills, payroll processing, and administration of employee benefits. Ms. Curran is certified in Human Resource Management in the State of California.

WILLIAM D. CONSTANTINO. Mr. Constantino has served as the Chief of Legal Affairs of PCMLLC since it was formed in January 2002. Prior to that date, from July 2000 to January 2002, he served as Chief Legal Compliance Officer of Performance Capital Management, Inc., one of the predecessor companies to PCMLLC. As in-house counsel to PCMLLC, Mr. Constantino is responsible for ensuring that all collection procedures comply with federal and state consumer protection laws, assisting with the negotiation and purchase of portfolios, and is the general legal resource for day-to-day corporate operations. From January 1999 to July 2000, Mr. Constantino practiced law as a sole practitioner specializing in all aspects of insolvency law, including commercial and consumer collections, bankruptcy law, and civil litigation. From January 1982 to December 1998, he was managing partner in the Law Offices of Leibowitz and Constantino. That firm specialized in insolvency law and consumer protection law. Mr. Constantino received a B.S. degree in Business Administration from the State University of New York, Albany in 1972 and a Juris Doctor degree from Western State University of Law in 1979.

                            DESCRIPTION OF SECURITIES

                        Rights Associated with LLC Units

The membership interest in PCMLLC consists of a number of LLC Units. The LLC Units are made up of Economic Rights and Member Rights. If transferred, the Member LLC Units generally retain only Economic Rights, and not Member Rights, and become Economic Interest LLC Units, unless the transfer of the entire Member LLC Units is approved by the Board of Directors in writing. As of March 17, 2003, PMCLLC had 571,550 LLC Units issued and outstanding, including 23,722 Economic Interest LLC Units.

Each Member LLC Unit includes the right to cast one vote on all issues that are submitted to a vote of the members, the right to share in the net profits, net losses and/or similar items of the company, to receive distributions from the company pursuant to Article VIII of the Operating Agreement and to receive such other distributions as may be appropriate pursuant to Article XI of the Operating Agreement in light of the capital account associated with such Units, and the right to demand information concerning the business and affairs of the company. The Members also have a right to indemnification as disclosed in the section of this report entitled "Indemnification of Members, Directors and Officers."

No holder of Member LLC Units, acting solely in the capacity as a Member, has the right to take part in the management of PCMLLC or to transact any business on its behalf. Holders of Member LLC Units do have the right to vote upon the following matters: (a) election of directors, except with respect to any mid-term vacancy, which may be filled by the Board of Directors; (b) amendment of the Articles of Organization; (c) Amendment of the Operating Agreement; (d) dissolution of PCMLLC; (e) merger of PCMLLC; and (f) sale of all or substantially all of the assets of PCMLLC.

Holders of Economic Interest LLC Units are entitled only to receive, to the extent assigned, the distributions and allocations of income, gains, losses, deductions, credit or similar items to which the assignor of the LLC Units would be entitled. The holder of Economic Interest LLC Units does not have any Member Rights, including, without limitation, the right to vote or participate in management, or any right to information concerning the business and affairs of PCMLLC.

Upon the approval of a majority of the Units, or upon the occurrence of an event of dissolution, such as the sale of substantially all of the company's assets, PCMLLC shall be dissolved and the assets liquidated. The members shall continue to divide net profits and net losses during the winding-up period in the same ratio as prior to dissolution. The Board of Directors shall take full account of the company assets and liabilities, shall liquidate the assets and shall apply and distribute the proceeds from the liquidation in the following order: (i) to any creditors, (ii) for any reserves required by law, and (iii) to the members.

                                Capital Accounts

PCMLLC has established individual capital accounts for each Member. No Member is entitled to receive any interest on their capital account.

Except for distributions, no Member may withdraw capital without the approval of the Board of Directors.

                             Transfers of LLC Units

No member is entitled to transfer any of its LLC Units except with the prior written approval of the Board of Directors. The transfers must not (i) result in the company losing its status as a partnership for federal income tax purposes,
(ii) result in the violation of the Securities Act of 1933, as amended, or any other applicable federal or state laws, (iii) constitute a violation of or a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in an acceleration of any indebtedness or payment under, any contract, agreement, note, mortgage, loan agreement, instrument, or document to which the company is a party, or (iv) be a transfer to an individual who is not legally competent or who has not achieved his or her majority under the law of the applicable state (excluding trusts for the benefit of minors). A transferee of Member LLC Units shall become a substitute member only after all of the following conditions are satisfied:

     1. the Board of Directors, in its sole discretion, approves in writing admission of the transferee as a substitute Member; and

     2. the transferor and transferee execute, acknowledge and file with PCMLLC an instrument of assignment that is reasonably satisfactory to the Board of Directors; and

     3. the transferor and transferee execute and acknowledge such other instruments with such additional convenants as the Board of Directors may request and which shall include an instrument pursuant to which the transferee agrees to be bound by the terms of the PCMLLC Operating Agreement; and

     4. the transferee pays to PCMLLC the reasonable costs and expenses incurred by the company in connection with such transfer.

                         Transfers of Economic Interest

If a member who is an individual dies or is adjudged by a court of competent jurisdiction to be incompetent to manage the member's person or property, or if a member that is a corporation, trust or other entity dissolves or terminates, the member's executor, administrator, guardian, conservator, or other legal representative in the event the member is an individual, and such member's legal representative or successor in the event the member is an entity, shall have only Economic Rights, which entitles the holder to share in the income, gains, losses, deductions, credits or similar items of, and to receive distributions from, the company, but does not provide any other rights of a member, including, without limitation, the right to vote or to participate in management.

            MARKET FOR COMMON EQUITY AND RELATED UNIT HOLDER MATTERS

                                     Market

There is no trading market for our securities at present and there has been no trading market to date. We are not planning and do not intend to facilitate the development of a trading market.

                                     Holders

As of March 17, 2003, PCMLLC had 2,903 Members and one Economic Interest Owner who is a non-voting LLC Unit holder.

                                  Distributions

Our Operating Agreement calls for us to make pro-rata cash distributions to our Members based on their unreturned capital (certain investors received approximately $19.3 million of payment from various PAM Funds prior to the bankruptcy filing) until all Members receive their full capital investment back without interest. Since February 4, 2002, we have made a $12 million distribution to the Members. After all investor capital investments are paid back, any further distributions are to be made, as determined by our Board of Directors, in its sole and absolute discretion, pro rata based upon LLC Units outstanding.

                     RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sale of our securities without registration from February 4, 2002 (Inception) through the fiscal year ended December 31, 2002.

Under the Plan of Reorganization approved by the Bankruptcy Court, we issued 571,550 LLC Units to the PAM Funds, which were then distributed to the limited partners of the PAM Funds, all pursuant to the exemption provided by Section 1145 of the Bankruptcy Code. We issued the LLC Units to the PAM Funds based on the gross dollars (approximately $57.4 million) the partners had invested in the respective PAM Funds.

               INDEMNIFICATION OF MEMBERS, DIRECTORS AND OFFICERS

                               State of California

Section 17003(l) of Title 2.5 of the California Corporations Code provides that, subject to the limited liability company's articles of organization and to compliance with any other applicable laws, a limited liability company shall have all of the powers of a natural person in carrying out its business activities, including the power to indemnify and hold harmless any person.

Section 17155 of Title 2.5 of the California Corporations Code provides that, except for a breach of fiduciary duty, the articles of organization or written
operating   agreement   of   a   limited  liability  company  may  provide  for
indemnification of any person, including, without limitation, any manager, member, officer, employee or agent of the limited liability company, against judgments, settlements, penalties, fines or expenses of any kind incurred as a result of acting in that capacity. A limited liability company shall have the power to purchase and maintain insurance on behalf of any manager, member, officer, employee or agent of the limited liability company against any liability asserted against or incurred by the person in that capacity or arising out of the person's status as a manager, member, officer, employee or agent of the limited liability company.

               Indemnification of Members, Directors and Officers

Article IX of the Operating Agreement of PCMLLC, a copy of which accompanies this report as an exhibit, provides that any member, director or officer of PCMLLC who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any proceeding (including a proceeding by or in the right of the company) by reason of the fact that such member, director or officer is or was an agent of the company shall be indemnified to the fullest extent permitted by the laws of the State of California, or other applicable jurisdictions, by PCMLLC against all expenses, amounts paid in settlement, judgments, fines, penalties and ERISA excise taxes actually and reasonably incurred by or levied against the member, director or officer in connection with the proceeding if the member, director or officer acted in good faith and in a manner that the member, director or officer reasonably believed to be in or not opposed to the best interests of the company and, with respect to any criminal proceeding, had no reasonable cause to believe the member's, director's or officer's conduct was unlawful. A member, director or officer must be conclusively presumed to have met the relevant standards of conduct, as defined by the laws of the State of California or other applicable jurisdictions, for indemnification, unless and until a court of competent jurisdiction, after all appeals, finally determines to the contrary, and PCMLLC must bear the burden of proof of establishing by clear and convincing evidence that the member, director or officer failed to meet those standards of conduct.

To the extent a member, director or officer is successful on the merits or otherwise in defense of a proceeding, including any claim, issue or matter, the member, director or officer must be indemnified against expenses actually and reasonably incurred in connection therewith to the fullest extent permitted by the laws of the State of California.

                         Payment of Expenses in Advance

Expenses incurred by a member, director or officer of PCMLLC in connection with a proceeding will be paid by the company in advance of the final disposition of the proceeding upon receipt of a written undertaking by or on behalf of the member, director or officer to repay the amount if it is ultimately determined that the member, director or officer is not entitled to be indemnified by the company.

                         Indemnification of Other Agents

Except in the case of its members, directors and officers, PCMLLC may, but is not obligated to, indemnify any other person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any proceeding by reason of the fact that such person is or was an agent of the company.
                         Limitations on Indemnification

No  payments  will  be  made  by  PCMLLC  in  the  following  cases:

     1. To indemnify or advance funds to any person with respect to a proceeding initiated or brought voluntarily by such person and not by way of defense, except with respect to a proceeding brought to establish or enforce a right to indemnification, otherwise than as required under California law, unless the Board of PCMLLC determines otherwise. Such determination will be made by (i) a majority vote of a quorum consisting of directors who are not parties to the proceeding, or (ii) if a quorum is not obtainable, by a quorum of disinterested directors who receive a written opinion from independent legal counsel;

     2. To indemnify or advance funds to any person for any expenses, judgments, amounts paid in settlement, fines, penalties or ERISA excise taxes resulting from the person's conduct that is finally adjudged to have been willful misconduct, knowingly fraudulent or deliberately dishonest; or

     3. If a court of competent jurisdiction finally determines that any indemnification or advance of expenses is unlawful.

                                    Insurance

PCMLLC has the power to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was an agent of the company against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person's status as an agent of the company, whether or not PCMLLC would have the power to indemnify the person against liability under the provisions of the Operating Agreement or California law.
                       Heirs, Executors and Administrators

The indemnification and advancement of expenses will, unless otherwise provided when authorized or ratified, continue as to a person who ceases to be an agent of the company and will inure to the benefit of the person's heirs, executors and administrators.

               Notice from the Securities and Exchange Commission

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of PCMLLC, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                  ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
                  ---------------------------------------------

Performance Capital Management, LLC ("PCMLLC") succeeded to the assets and liabilities of the following five California limited partnerships and one California corporation: Performance Capital Management, Inc., a California corporation ("PCMInc.); Performance Asset Management Fund, Ltd., a California limited partnership; Performance Asset Management Fund II, Ltd., a California limited partnership; Performance Asset Management Fund III, Ltd., a California limited partnership; Performance Asset Management Fund IV, Ltd., a California limited partnership; and Performance Asset Management Fund V, Ltd., a California limited partnership.

We refer to each of the limited partnerships by its fund number; for example, we refer to Performance Asset Management Fund III, Ltd., as "PAM III". We refer to all of the limited partnerships as a group as the "PAM Funds".

PCMLLC was formed under a Chapter 11 Bankruptcy Reorganization Plan (the "Plan") and Operating Agreement. The Plan called for the consolidation of the PAM Funds and PCMInc. into the new California limited liability company. The PAM Funds were formed for the purpose of acquiring investments in or direct ownership of non-performing credit card loan portfolios from financial institutions and other sources. The assets of the PAM Funds consisted primarily of non-performing credit card loans, as well as cash. PCMInc. collected the portfolios for the PAM Funds under joint venture agreements.

Under the Plan, PCMLLC succeeded to the assets and liabilities of PCMInc. and the PAM Funds, and, as described in more detail below, will continue the business of acquiring and collecting portfolios. PCMLLC issued "LLC Units" to the PAM Funds, which were then distributed to the investors in the PAM Funds in February 2003. PCMLLC issued LLC Units to the PAM Funds based on the gross dollars (approximately $57.4 million) the investors had invested in the respective PAM Funds. Our Operating Agreement calls for us to make pro rata cash distributions to investors based on their unreturned capital until all investors receive their full capital investment back without interest.

The following information pertains to PCMLLC as successor entity to the PAM Funds and PCMInc.

                             DESCRIPTION OF BUSINESS

                                    Overview

We acquire assets originated by federal and state banking and savings institutions, loan agencies, and other sources, for the purpose of generating income and cash flow from collecting or selling those assets. Typically, these assets consist of charged-off credit card contracts but we have also purchased other forms of indebtedness, including automobile deficiencies and defaulted judgments. These assets are typically purchased and sold as portfolios. We try to purchase portfolios at a substantial discount to the actual amount of money that they will ultimately produce, so that we can recover the cost we pay for the portfolio, pay our collection and operating costs and still have a profit.

                             Organizational History

We conduct our business through Performance Capital Management, LLC ("PCMLLC"), a California limited liability company formed January 14, 2002. On February 4, 2002, PCMLLC succeeded to the assets and liabilities of six entities pursuant to a plan of reorganization that was confirmed and finalized by a bankruptcy court effective February 4, 2002. For all practical purposes, we consider February 4, 2002, to be the inception of our business.

Performance Capital Management, LLC succeeded to the assets and liabilities of five California limited partnerships and one California corporation:

     -    Performance  Capital  Management,  Inc.,  a  California  corporation;

     - Performance Asset Management Fund, Ltd., a California limited partnership;

     - Performance Asset Management Fund II, Ltd., a California limited partnership;

     - Performance Asset Management Fund III, Ltd., a California limited partnership;

     - Performance Asset Management Fund IV, Ltd., a California limited partnership; and

     - Performance Asset Management Fund V, Ltd., a California limited partnership.

We refer to each of the limited partnerships by its fund number; for example, we refer to Performance Asset Management Fund III, Ltd., as "PAM III". We refer to all of the limited partnerships as a group as the "PAM Funds".

Performance Capital Management, Inc. and the PAM Funds, which were then controlled by an individual named Vincent Galewick, filed separate voluntary bankruptcy petitions on December 22 and 23, 1998. On motion by the California Department of Corporations, the bankruptcy court replaced the debtor-in-possession with a trustee, James Joseph, on December 30, 1998.

Prior to the bankruptcy filings, Mr. Galewick caused approximately $57.4 million to be raised by the PAM Funds, of which approximately $49 million was used to purchase loan portfolios. The PAM Funds typically purchased these credit card portfolios from Performance Capital Management, Inc., often at a substantial mark-up over Performance Capital Management, Inc.'s purchase price. Performance Capital Management, Inc. also collected the portfolios under joint venture agreements with the PAM Funds. Each PAM Fund's return was based on the performance of the portfolios that it purchased. Performance Capital Management, Inc.'s fees for collection services were reasonable given industry standards, but its loan portfolio mark-ups and the management fees charged by the PAM Funds' general partner were not.

By early 2001, the bankruptcy trustee concluded that a viable business existed if the unreasonable mark-ups and management fees were eliminated, and he set out to develop a plan to reorganize Performance Capital Management, Inc. and the PAM Funds. Under the plan, our business entity, Performance Capital Management, LLC, issued "LLC Units" to the PAM Funds, which were then distributed to the investors in the PAM Funds in February 2003. We issued LLC Units to the PAM Funds based on the gross dollars (approximately $57.4 million) the investors had invested in the respective PAM Funds. Our Operating Agreement calls for us to make pro rata cash distributions to investors based on their unreturned capital until all investors receive their full capital investment back without interest. As of our February 4, 2002, inception, we had approximately $38 million of unreturned capital (certain investors had received approximately $19.3 million of payments from the various PAM Funds prior to the bankruptcy filings). Note 1 to our financial statements provides financial details concerning the relative amounts of capital raised and capital returned for each of the PAM Funds. Following our February 4, 2002, emergence from bankruptcy, we made a $12 million distribution based on unreturned capital, leaving us with approximately $26 million of unreturned capital to distribute to our investors. After all investors' capital investments are paid back, any further distributions are to be made based on LLC Units.

Due to a settlement with Mr. Galewick approved by the bankruptcy court, the owners of Performance Capital Management, Inc., did not become investors in our business entity, Performance Capital Management, LLC. Our investors consist only of those people who invested in the PAM Funds, or their successors-in-interest.

                                Industry Overview

Some portion of all consumer lending transactions end up with the debtor not honoring its payment obligations. Default rates vary depending on the type of obligation, the originator of the credit and other factors, but "bad debt" is a fact of life in consumer lending.

Beginning in the late 1980s, the financial services industry, specifically the banking and savings and loan industry, underwent numerous changes due to significant losses incurred during the 1980s. The strain on the Federal Savings and Loan Insurance Corporation ("FSLIC") as a result of those losses caused not only the dissolution of the FSLIC, but also a massive government bailout. Billions of dollars in taxpayer loans were granted to regulators to assist in paying depositors, as well as providing the capital necessary to clean up the industry. This situation, better known as the "savings and loan crisis", forced the restructuring of the entire federal banking and savings and loan industry.

In an attempt to curtail future losses, federal regulators revised requirements and regulations relating to the reporting of debtor obligations as assets. Enforcement of those revisions caused industry consolidation and invigorated a market for debtor obligations that were "written off". As a result of these regulations, after taking a loss on the "write off", lending institutions can show income by selling debtor obligations carried at no value on their balance sheets, instead of incurring further expense to run a personnel-intensive collection department. An institution liquidating off-balance sheet assets (i.e., those it has previously "written off") benefits to the extent that the proceeds from such a sale go directly to the cash account on the balance sheet without the removal of an on-balance sheet asset. The income from these sales is of course less than the original "write off", but the ability to liquidate portfolios of bad debt has become important both to the economics and the reporting obligations of lending institutions.

The amount of debt available for sale in the industry continues to increase. Financial institutions previously had forwarded their accounts after "write off" to collection agencies for further collection activity as standard operating procedure. After being at an agency for six to twelve months, accounts would be returned to the financial institutions and then forwarded to another agency, sometime as many as five times. Many institutions now sell these accounts to get immediate revenue. In recent years, not only has the total amount of debt continued to increase, but the percentage of debt that institutions "write off" continues to increase. These factors continue to create market opportunities for purchasers of distressed financial instruments, as more institutions discover the advantages of selling their debts. According to information in the June 2002 issue of Collections & Credit Risk, an industry publication, the following
           ----------------------------
increases  took  place  in the markets serviced by the debt collection industry:

     - credit card charge-offs increased 6.59% in March 2002, from 4.74% in March 2001, marking the highest rate of increase since February 1991;

     - consumer credit outstanding was around $1.7 trillion for the first quarter of 2002, an approximately 9% increase from 2001;

     - the total distressed-debt market, from charge-offs to performing loans, soared from $26 billion in 1998 to $115 billion in 2001, with the charge-off market alone going from $20 billion to $60 billion.

Participants in the collection industry generally classify bad debts based on the number of times a collection agency has worked a portfolio to try to collect it. Portfolios that an institution has just written off and that have never been worked by a collection agency are referred to as "fresh" paper. Portfolios that have been worked by one collection agency are referred to as "primary" paper. Similar terms describe paper worked by two (secondary), three (tertiary), four (quaternary) and more collection agencies. As a general rule, a purchaser of a portfolio will receive a greater percentage discount to the portfolio's face value as it becomes less "fresh".

Participants in the collection industry purchase portfolios either to collect them or to resell them. Many participants do both. A purchaser may perform the collection activity itself, or it may contract out that function. Some industry participants purchase portfolios principally with a view to reselling the portfolios. For example, a purchaser might acquire a large portfolio and then break it up into a number of smaller portfolios based on specific attributes for sale (such as the state in which the debtor resides). Other industry participants seeking to purchase bad debts with particular attributes would then purchase these targeted portfolios at a slight premium, returning a profit to the original purchaser.

                                  MARKET FOCUS

We focus on acquiring portfolios that are not "fresh". We prefer to acquire primary or secondary paper, based on our due diligence analysis of the obligations included in the portfolio. We acquire portfolios principally with a view to collect them, although we do sell certain portions of portfolios we purchase, such as accounts from particular states where we do not collect, and then collect the balance of the portfolio. From time to time we sell some of our portfolios either to capitalize on market conditions, to dispose of a portfolio that is not performing or to dispose of a portfolio whose collection life, from our perspective, has run its course.

We have established the infrastructure to collect portfolios. We have approximately 51 employees who man phones contacting debtors, and we use a "predictive dialing" telecommunications system (a "dialer") that helps to ensure that our collectors spend their time on the phones talking to debtors, not dialing numbers trying to reach them. Because we collect portfolios, we have developed an experience history that helps us predict what the ultimate value of a portfolio will be. We have a sophisticated data base to maintain our experience history that allows us to manipulate variables to assist our due diligence process when we acquire a new portfolio. We believe that collecting our portfolios reinforces our ability to realistically assess the price we should pay when we purchase additional portfolios.

                              PORTFOLIO ACQUISITION

Originating lenders or portfolio resellers typically sell loan accounts in bulk portfolios that range in size from tens of thousands to multi-hundred million dollars in outstanding principal balances. These portfolio sales primarily consist of a large quantity of charged-off credit card contracts, and to a lesser extent automobile deficiencies, secured and unsecured consumer installment loans, commercial loans, and other forms of indebtedness. Although we typically collect a relatively small percentage of the total outstanding principal balances of most of the portfolios we purchase, we purchase most of our portfolios at significant discounts that, coupled with effective collection efforts, permit us to realize a profit.

As a successor to Performance Capital Management, Inc., institutions selling distressed indebtedness recognize us as a reliable and competent purchaser of portfolios. We rely on our own contacts and relationships to acquire portfolios, as well as utilizing outside brokers.

We acquire portfolios without recourse to the seller of the portfolio. By acquiring title to the debt and collecting it for our own account, we are able to collect in more states than if we charged a fee to collect debts owned by third parties.

Upon contacting or being contacted by a potential seller of portfolios, we generally request certain data for due diligence purposes. We analyze a variety of data as part of our due diligence process, including:

     -    the  mix  of  the  states  in  which  the  debtors  are  located;
     -    the  average  balances  outstanding  in  the  portfolio;
     -    the  age  of  the  indebtedness  in  the  portfolio;
     - the types of indebtedness in the portfolio (i.e., credit card versus automobile, etc.);
     -    the  originating  lender  of  the  indebtedness;
     -    the  availability  of  documentation  for  the  indebtedness;
     -    the  date  of  the  last  payment  on  the  indebtedness;  and
     -    any  prior  attempts  at  collecting  the  portfolio.

By completing the due diligence process and considering the pertinent information regarding a potential portfolio acquisition, we believe we develop a good approximation of the value of the portfolio. We then offer to purchase the portfolio on terms that we believe will enable us to recover the purchase price of the portfolio, pay our collection and operating costs and have a profit left over.

We purchase our portfolios for cash. At this time we do not use credit arrangements to acquire portfolios or collect portfolios for third parties. We anticipate that we will continue to purchase portfolios for our own account using cash and then proceed to collect them, reselling some portions of our portfolios from time to time as circumstances warrant.

                              Portfolio Processing

Once we acquire a portfolio we primarily focus on collecting it, although we frequently sell certain portions of portfolios we purchase, such as accounts from particular states where we do not collect, and then collect the balance of the portfolio. In addition, from time to time we sell some of our portfolios, either to capitalize on market conditions, to dispose of a portfolio that is not performing or to dispose of a portfolio whose collection life, from our perspective, has run its course. When we engage in these sales, we continue collecting the portfolio right up until the closing of the sale.

Collecting a portfolio involves a rigorous campaign to locate and contact the maximum number of individual debtors. We attempt to locate individual debtors by continuously utilizing data from various third party data bases. Once we contact a debtor, our collection representative begins negotiating various payment and settlement options. These options can include payments in full for all outstanding obligations, discounted settlements and short-term payment plans. Because the cost basis for each account is usually only a fraction of the debt obligation, our collection representatives can usually offer more attractive settlement and payment options to individual debtors than the originating lender or contingent collection firms that have to share recoveries with the owner of the debt. Sometimes we send portfolios (or portions of portfolios) to third party collection agencies. We use third party collection agencies primarily in six states where we do not collect because of certain licensing requirements.

In contrast to many other purchasers of distressed indebtedness, we collect the majority of the portfolios we acquire, rather than using traditional third-party
servicing.   We  have  a  fully  operational  collection  facility  employing approximately 51 full-time collectors. We have computer technology and equipment that aid in the collection and servicing of distressed loan Portfolios. We utilize collection Dakcs software and a dialer to maximize the efficiency of our collectors by automatically sifting out calls where a live person does not answer, enabling our collectors to spend their time talking to live debtors rather than dialing numbers where there is no answer, a busy signal or an answering machine. Our Dakcs/dialer system has the flexibility to control for all types of variables in the way it places calls, for example, being sensitive to the effect of time zones and controlling for particular state laws that impose blackout times. We believe that this technology, which is industry-standard for sophisticated collectors, provides us with the ability to compete effectively in the collection industry. We also resort to legal process to aid in collecting our portfolios when the circumstances of a particular account warrant. We do not have a set policy regarding when to initiate legal process; we exercise our judgement based on a variety of factors to determine when we believe using legal process is appropriate.

                                   Competition

Most of the top 50 purchasers of bad debt maintain well-established collections operations and service and collect the bad debt that they purchase. A secondary source of competition for distressed asset portfolios is companies that buy debt in bulk and divide it up into smaller portfolios that are then resold to collection agencies, private investors and attorneys. Traditional collection agencies and attorneys purchase bad debt to diversify their operations and add debt they own to contingency collection work for others.

A number of national companies exist that buy large portfolios and resell and/or attempt to collect on them for certain period and then resell them. In November of 2002, Portfolio Recovery Associates went public with a $45 million IPO. They joined NCO Portfolio Management as one of the few publicly traded companies. There are also, however, a number of private companies with substantial funding that are buying large block portfolios. We are attempting to compete with some of these larger companies by joining together with other firms to bid on some large purchases. This is a fairly recent event and we have actually only completed one purchase to date. In any case, to date we have been able to buy national portfolios directly from original creditors.

                              Intellectual Property

We have licenses for the software used in our telecommunications and data base systems. We maintain our data base and our system for performing due diligence as trade secrets. We do not intend to seek any sort of copyright or business process patent protection. We have a policy in our employee handbook that prohibits employees from disclosing trade secrets as a condition of employment.

                              Government Regulation

Certain of our operations are subject to the Fair Debt Collection Practices Act, or FDCPA, and comparable statutes existing in many states. Under the FDCPA, a debt collector is restricted in the methods it uses to collect consumer debt. For example, a debt collector (1) is limited in communicating with persons other than the consumer about the consumer's debt, (2) may not telephone at inconvenient hours, and (3) must provide verification of the debt at the consumer's request. Requirements under state collection agency statutes vary, with most requiring compliance similar to that required under the FDCPA. In addition, some states and certain municipalities require debt collectors to be licensed with the appropriate authorities before collecting debts from debtors within those jurisdictions. Our policy is to comply with the provisions of the FDCPA, comparable state statutes and applicable licensing requirements. We have established policies and procedures to reduce the likelihood of violations of the FDCPA and related state statutes. For example, our account representatives receive training on these policies and must pass a test on the FDCPA, and our collectors work in an open environment which allows managers to monitor their interaction with debtors.

In addition to the FDCPA, we are subject to the Fair Credit Reporting Act, or FCRA. The FCRA is a federal statute that regulates the activities of consumer reporting agencies, the users of reports, and those whose furnish information to consumer reporting agencies, and provides rights to consumers affected by such reports. As a user of credit reports and a furnisher of information, we have developed policies and procedures to ensure compliance with the FCRA to reduce the likelihood of erroneous information reporting and to respond quickly to inquiries by credit agencies and account holders.

We are subject to the provisions of the Gramm-Leach-Bliley Act, as well as comparable privacy statutes existing in some states. This federal statute requires that we advise our debtors about our privacy policy the first time we contact them and once a year for every year that they remain one of our debtors. If we change our privacy policy, we must promptly notify our debtors of the change. This legislation requires that we provide our debtors with specific information about our privacy policy. We do not disclose non-public information about our debtors except as permitted by law. We do not sell or otherwise share information about our debtors with outside marketers.

                                    Employees

As of March 17, 2003, we had 93 full-time employees and 2 part-time employees classified as follows: 4 full-time executive officers; and 21 full time and 2 part time administrative personnel, and 68 collection personnel.

We believe that our ability to attract, hire, and retain qualified personnel now and in the future is important to our success. We believe that our employee relations are good. None of our employees are represented by a collective bargaining unit.
                            Research and Development

We have had no research or development activities since inception.

                              Environmental Matters

Our current operations do not involve activities that materially affect the environment. We dispose of ordinary hazardous substances commonly found in an office environment in substantial compliance with environmental laws.

                                  Risk Factors

Members and prospective purchasers of our securities should carefully consider the following risk factors in addition to the other information appearing in this Form 8-K.

WE MAY NOT BE ABLE TO COLLECT SUFFICIENT AMOUNTS ON OUR DEFAULTED LOAN PORTFOLIOS TO FUND OUR OPERATIONS

Our business consists of acquiring and servicing primarily loan portfolios that debtors have failed to pay and that the credit originator has deemed uncollectible and has charged-off. The credit originators generally make numerous attempts to recover on their defaulted loans, often using a combination of in-house recovery efforts and third-party collection agencies. These defaulted loans are difficult to collect and we may not collect a sufficient amount to cover our investment associated with purchasing the defaulted loan portfolios and the costs of running our business.

WE MAY NOT BE ABLE TO PURCHASE DEFAULTED LOANS AT APPROPRIATE PRICES, AND A DECREASE IN OUR ABILITY TO PURCHASE PORTFOLIOS OF LOANS COULD ADVERSELY AFFECT OUR ABILITY TO GENERATE REVENUE

If one or more credit originators stops selling defaulted loans to us and we are otherwise unable to purchase defaulted loans from credit originators at appropriate prices, we could lose a potential source of income and our business may be materially harmed.

The availability of loan portfolios at prices that generate an appropriate return on our investment depends on a number of factors both within and outside of our control, including the following:

     - the continuation of current growth trends in the levels of loan obligations;
     -    sales  of  loan  portfolios  by  credit  originators;  and
     - competitive factors affecting potential purchasers and credit originators of loans.

Because of the length of time involved in collecting defaulted loans on acquired portfolios and the volatility in the timing of our collections, we may not be able to identify trends and make changes in our purchasing strategies in a timely manner.

We are currently party to one "forward flow contract." A forward flow contract is an arrangement in which we agree to purchase defaulted loans based on specific parameters from a third-party supplier on a periodic basis at a set price over a specified time period. To the extent that we are unable to renew or replace the purchased volume represented by our forward flow contract once it expires, we could lose a potential source of income and our business may be materially harmed.

LIMITED  OPERATING  HISTORY

We have only been operating as a consolidated entity since February 2002. As a result, our business model is still in an evolving stage. The limited operating history means we do not have the benefit of the many years of experience that some other companies have and can use to modify their business plans and optimize their business strategies. Our limited operating history makes an evaluation our business and prospects difficult. See the section of this report entitled "Management's Discussion and Analysis of Financial Condition and Results of Operation".

OUR GROWTH AND OPERATING RESULTS COULD BE IMPAIRED IF WE ARE UNABLE TO MEET OUR FUTURE CAPITAL NEEDS

Our ultimate success depends on our ability to continue to generate revenue through our operations. If our operations are impaired for any reason, we do not have another source of funding readily available to fund our continued operations. There is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us. If unavailable, our operations could be severely limited, and we may not be able to implement our business plan in a timely manner or at all. We may not be able to access capital markets due to the lack of liquidity of our securities. If equity financing is used to raise additional working capital, the ownership interests of our existing LLC Unit holders will be diluted.

WE  MAY  NOT  BE  ABLE  TO  MAKE  FUTURE DISTRIBUTIONS AND OUR INVESTORS MAY NOT
RECOVER  THEIR  ENTIRE  CAPITAL  CONTRIBUTIONS

Despite the directive in our Operating Agreement requiring us to make sufficient distributions to our LLC Unit holders to ensure a full return of their capital contributions to the PAM Funds, our operations may not produce enough income to enable us to make those distributions. In such a case, our LLC Unit holders may not recover the full amount of their investments in the PAM Funds.

THERE IS NO MARKET FOR OUR SECURITIES AND OUR OPERATING AGREEMENT RESTRICTS THE TRANSFER OF OUR SECURITIES

There is no trading market for our securities at present and there has been no trading market to date. We are not planning and do not intend to facilitate the development of a trading market. The ability to sell LLC Units is also restricted by our Operating Agreement. These factors make our securities very illiquid.

WE EXPERIENCE HIGH EMPLOYEE TURNOVER RATES AND MAY NOT BE ABLE TO HIRE AND RETAIN ENOUGH SUFFICIENTLY TRAINED EMPLOYEES TO SUPPORT OUR OPERATIONS

The debt servicing and collection industry is very labor intensive and, similar to other companies in our industry, we typically experience a high rate of employee turnover. Our annual turnover rate, excluding those employees that do not complete our eight day training program, was 250%. We compete for qualified personnel with companies in our industry and in other industries. Our growth requires that we continually hire and train new collectors. A higher turnover rate among our collectors will increase our recruiting and training costs and limit the number of experienced collection personnel available to service our defaulted consumer receivables. If this were to occur, we would not be able to service our loan portfolios effectively and this would reduce our ability to continue our growth and operate.

WE SERVE MARKETS THAT ARE HIGHLY COMPETITIVE AND MAY BE UNABLE TO COMPETE WITH BUSINESSES THAT MAY HAVE GREATER RESOURCES THAN WE HAVE

We face competition in the market we serve from new and existing providers of debt collection management services, including other purchasers of defaulted loan portfolios, third-party contingent fee collection agencies and credit originators that manage their own defaulted credit rather than outsourcing it. The debt collection industry is highly fragmented and competitive, consisting of several thousand consumer and commercial agencies, most of which compete in the contingent fee business.

We face bidding competition in our acquisition of defaulted loan portfolios, and we also compete on the basis of reputation, industry experience and performance. Some of our current competitors and possible new competitors may have substantially greater financial, personnel and other resources, greater adaptability to changing market needs, longer operating histories and more established relationships in the industry than we currently have. In the future, we may not have the resources or ability to compete successfully. As there are few significant barriers for entry to the industry, there can be no assurance that additional competitors with greater resources than ours will not enter our market. Moreover, there can be no assurance that institutions will continue to sell their defaulted debt at recent levels or at all, or that we may continue to offer competitive bids for defaulted debt portfolios. If we are unable to develop and expand our business or adapt to changing market needs as well as our current or future competitors are able to do, we may experience reduced access to defaulted debt portfolios at appropriate prices and reduced profitability.

WE  MAY  NOT  BE  SUCCESSFUL  AT  ACQUIRING  LOANS  OF  NEW  ASSET  TYPES

We may pursue the acquisition of loan portfolios of asset types in which we have little current experience. We may not be successful in completing any acquisitions of loans of these asset types and our limited experience in these asset types may impair our ability to collect on these loans. This may cause us to pay too much for these loans and consequently we may not generate a profit from these portfolio acquisitions.

OUR  COLLECTIONS  MAY  DECREASE  IF  BANKRUPTCY  FILINGS  INCREASE

During times of economic recession, the amount of defaulted loans generally increases, which contributes to an increase in the amount of personal bankruptcy filings. Under certain bankruptcy filings, a debtor's assets are sold to repay credit originators, but since the defaulted consumer receivables we purchase are generally unsecured we often would not be able to collect on those loans. We cannot insure that our collections experience would not decline with an increase in bankruptcy filings. If our actual collection experience with respect to a defaulted debt portfolio is significantly lower than projected when we purchased the portfolio, our financial condition and results of operations could deteriorate.

WE MAY NOT BE ABLE TO CONTINUALLY REPLACE OUR DEBT PORTFOLIOS WITH ADDITIONAL DEBT PORTFOLIOS SUFFICIENT TO OPERATE EFFICIENTLY AND PROFITABLY

To operate profitably, we must continually acquire and service a sufficient amount of defaulted debt to generate revenue that exceeds our expenses. Fixed costs such as salaries and lease or other facility costs constitute a significant portion of our overhead and, if we do not continually replace the debt portfolios we service with additional portfolios, we may have to reduce the number of our collection personnel. We would then have to rehire collection staff as we obtain additional debt portfolios. These practices could lead to:

     -     low  employee  morale;
     -     fewer  experienced  employees;
     -     higher  training  costs;
     -     disruptions  in  our  operations;
     -     loss  of  efficiency;  and
     -     excess  costs  associated  with  unused  space  in  our  offices.

Furthermore, heightened regulation of the credit card and consumer lending industry may result in decreased availability of credit to consumers, potentially leading to a future reduction in defaulted debt available for purchase from credit originators. We cannot predict how our ability to identify and purchase debt and the quality of the debt would be affected if there is a shift in consumer lending practices, whether caused by changes in the regulations or accounting practices applicable to credit originators, a sustained economic downturn or otherwise.

OUR OPERATIONS COULD SUFFER FROM TELECOMMUNICATIONS OR TECHNOLOGY DOWNTIME OR INCREASED COSTS

Our success depends in large part on sophisticated telecommunications and computer systems. The temporary or permanent loss of our computer and telecommunications equipment and software systems, through casualty or operating malfunction, could disrupt our operations. In the normal course of our business, we must record and process significant amounts of data quickly and accurately to access, maintain and expand the databases we use for our collection activities. Any failure of our information systems or software or our backup systems would interrupt our business operations and harm our business. Our headquarters is located in a region that is susceptible to earthquake damage, which may increase the risk of disruption of information systems and telephone service for sustained periods.

Further, our business depends heavily on services provided by various local and long distance telephone companies. A significant increase in telephone service costs or any significant interruption in telephone services could reduce our profitability or disrupt our operations and harm our business.

WE MAY NOT BE ABLE TO SUCCESSFULLY ANTICIPATE, MANAGE OR ADOPT TECHNOLOGICAL ADVANCES WITHIN OUR INDUSTRY

Our business relies on computer and telecommunications technologies and our ability to integrate these technologies into our business is essential to our competitive position and success. Computer and telecommunications technologies are evolving rapidly and are characterized by short product life cycles. We may not be successful in anticipating, managing or adopting technological changes on a timely basis.

While we believe that our existing information systems are sufficient to meet our current demands and continued expansion, our future growth may require additional investment in these systems. We depend on having the capital resources necessary to invest in new technologies to acquire and service debt. We cannot ensure that adequate capital resources will be available to us at the appropriate time.

OUR SENIOR MANAGEMENT TEAM IS IMPORTANT TO OUR CONTINUED SUCCESS AND THE LOSS OF ONE OR MORE MEMBERS OF SENIOR MANAGEMENT COULD NEGATIVELY AFFECT OUR OPERATIONS

The loss of the services of one or more of our executive officers or key employees could disrupt our operations. We have employment agreements with David Caldwell, our Chief Operations Officer, William Constantino, our Chief Legal Officer, Darren Bard, our Chief Information Officer, and Wendy Curran, our Chief Officer of Human Resources. However, these agreements do not and will not assure the continued services of these officers. Our success depends on the continued service and performance of our executive officers, and we cannot guarantee that we will be able to retain those individuals. The loss of the services of one or more of our executive officers could seriously impair our ability to continue to acquire or collect on debt and to manage and expand our business. We do no currently maintain key man life insurance for our officers.

OUR ABILITY TO RECOVER OUR DEFAULTED DEBT PORTFOLIOS MAY BE LIMITED UNDER FEDERAL AND STATE LAWS

Federal and state laws may limit our ability to recover and enforce our debt portfolios regardless of any act or omission on our part. Some laws and regulations applicable to credit card issuers may preclude us from collecting on defaulted loan portfolios we purchase if the credit card issuer previously failed to comply with applicable law in generating or servicing those loans. Collection laws and regulations also directly apply to our business. Additional consumer protection and privacy protection laws may be enacted that would impose additional requirements on the enforcement of and collection on consumer credit card debt. Any new laws, rules or regulations that may be adopted, as well as existing consumer protection and privacy protection laws, may adversely affect our ability to collect on our debt portfolios and may harm our business. In addition, federal and state governmental bodies are considering, and may consider in the future, other legislative proposals that would regulate the collection of our debt portfolios. Although we cannot predict if or how any future legislation would impact our business, our failure to comply with any current or future laws or regulations applicable to us could limit our ability to collect on our defaulted loan portfolios, which could reduce our profitability and harm our business.

LIMITED LIABILITY OF OUR EXECUTIVE OFFICERS AND DIRECTORS MAY DISCOURAGE SHAREHOLDERS FROM BRINGING A LAWSUIT AGAINST THEM.

Our Operating Agreement contains provisions that limit the liability of our directors for monetary damages and provide for indemnification of our officers and directors. These provisions may discourage Members from bringing a lawsuit against our officers and directors for breaches of fiduciary duty and may also reduce the likelihood of derivative litigation against our officers and directors even though such action, if successful, might otherwise have benefited the Members. In addition, a Member's investment in PCMLLC may be adversely affected to the extent that costs of settlement and damage awards against our officers or directors are paid by PCMLLC pursuant to the indemnification provisions of our Operating Agreement. The impact on a Member's investment in terms of the cost of defending a lawsuit may deter the Member from bringing suit against one of our officers or directors. We have been advised that the SEC takes the position that these provisions do not affect the liability of any officer or director under applicable federal and state securities laws.


                             DESCRIPTION OF PROPERTY

Our principal executive offices and primary operations facility are located in approximately 14,000 square feet of leased space in Anaheim, California. The term of the lease is five years commencing on December 1, 2001. A security deposit of $50,357 was paid upon execution of the lease on October 24, 2001. The monthly lease rate for year two of the lease is approximately $23,000. We will pay a monthly lease rate of approximately $23,780, $24,479 and $25,178 for the third, fourth and fifth years, respectively, of the lease. We do not consider any specific leased or owned facility to be material to our operations. We believe that equally suitable alternative facilities are available in the area where we currently do business.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OR PLAN OF OPERATION

The following discussion should be read in conjunction with our audited Balance Sheet included herein. Certain statements contained herein may constitute forward-looking statements, as discussed at the beginning of this report on Form 8-K. Our actual results could differ materially from the results anticipated in the forward-looking statements as a result of a variety of factors, including those discussed in our filings with the Securities and Exchange Commission and in the subsection above entitled "Risk Factors".

                                    Overview

We acquire assets originated by federal and state banking and savings institutions, loan agencies, and other sources, for the purpose of generating income and cash flow from collecting or selling those assets. Typically, these assets consist of charged-off credit card contracts, but we have also purchased other forms of indebtedness, including automobile deficiencies and defaulted judgments. These assets are typically purchased and sold as portfolios.

Before purchasing a portfolio, we conduct due diligence to assess the value of the portfolio. We try to purchase portfolios at a substantial discount to the actual amount of money that they will ultimately produce, so that we can recover the cost we pay for the portfolio, pay our collection and operating costs and still have a profit. We record our portfolios at cost based on the purchase price. We reduce the cost bases of our portfolios on a portfolio-by-portfolio basis based on collections, sales of some or all of the portfolio and impairment of net realizable value.

We frequently sell certain portions of portfolios we purchase, such as accounts from particular states where we do not collect, and then collect the balance of the portfolio. We do not generally purchase loan portfolios solely with a view to their resale, and for this reason we generally do not show portfolios on our balance sheet as "held for investment". From time to time we sell some of our portfolios either to capitalize on market conditions, to dispose of a portfolio that is not performing or to dispose of a portfolio whose collection life, from our perspective, has run its course. When we engage in these sales, we continue collecting the portfolio right up until the closing of the sale.

We refer to the discounted present value of the actual amount of money that we believe a portfolio will ultimately produce as the "fair value" of the portfolio. If we conduct our business successfully, the aggregate fair value of our portfolios should be substantially greater than the aggregate cost basis of our portfolios presented on our balance sheet. We must make assumptions to determine fair value, the most significant of which are the magnitude and timing of future collections and the discount rate used to determine present value. Because of the inherent uncertainty associated with predicting future events, our determinations of fair value at any particular point in time are only estimates, and actual fair value could ultimately vary significantly from our estimate.

We earn revenues from collecting our portfolios and from selling our portfolios or portions of our portfolios. We recognize gross revenue when we collect an account and when we sell a portfolio or a portion of it. On our income statement we reduce our gross revenues by the cost basis recovery of our portfolios to arrive at net revenue. For collections, we reduce the cost basis of the portfolio dollar-for-dollar until we have completely recovered the cost basis of the portfolio. When we sell a portfolio or a portion of it, to the extent of remaining cost basis for the portfolio, we reduce the cost basis of the portfolio by a percentage of the original portfolio cost. "Face amount" means the entire amount of a debt that we purchase, which usually significantly exceeds the amount of the debt that we will ultimately collect.

Our net revenues from portfolio collections may vary from quarter to quarter because the number and magnitude of portfolios where we are still recovering costs may vary, and because the return rates of portfolios whose costs we have already recovered in full may vary. Similarly, our net revenues from portfolio sales may vary from quarter to quarter depending on the number and magnitude of portfolios (or portions) we decide to sell and the market values of the sold portfolios (or portions) relative to their cost bases.

Our operating costs and expenses consist principally of salaries and benefits and general and administrative expenses. Fluctuations in our salaries and benefits correspond roughly to fluctuations in our headcount. Our general and administrative expenses include non-salaried collection costs, telephone, rent and professional expenses. Fluctuations in telephone and collection costs generally correspond to the volume of accounts we are attempting to collect. Professional expenses tend to vary based on specific issues we must resolve.

                              Basis of Presentation

We present our financial statements based on our emergence from bankruptcy being treated as the inception of our business. In our emergence from bankruptcy, we succeeded to the assets and liabilities of six entities that were in bankruptcy. The equity owners of these entities approved a reorganization plan under which the owners of these six entities agreed to receive ownership interests in Performance Capital Management, LLC, in exchange for their ownership interests in the predecessor entities. As discussed in more detail in Note 2 to our financial statements, we do not present comparative financial information for the predecessor entities in bankruptcy because we believe it would be prohibitively expensive, if not impossible, to reconstruct accurate accrual-based consolidated financial information for the six entities that were in bankruptcy, and any financial statements developed for prior bankrupt periods would not provide meaningful information sufficient to justify the cost.

                          Critical Accounting Estimates

We present investments in portfolios on our balance sheet at the lower of cost, market, or estimated net realizable value. As discussed above, we reduce the cost basis of a portfolio on a proportionate basis when we sell a portion of the portfolio, and we treat amounts collected on a portfolio as a reduction to the carrying basis of the portfolio on an individual portfolio basis. When we present financial statements we assess the estimated net realizable value of our portfolios on a portfolio-by-portfolio basis, and we reduce the value of any portfolio that has suffered impairment because its cost basis exceeds its estimated net realizable value. Estimated net realizable value represents management's estimates, based upon present plans and intentions, of the discounted present value of future collections. We must make assumptions to determine estimated net realizable value, the most significant of which are the magnitude and timing of future collections and the discount rate used to determine present value. Once we write down a particular portfolio, we do not increase it in subsequent periods if our plans and intentions or our assumptions change.

We present the fair value of our portfolios only in the notes to our financial statements, not in the basic financial statements themselves. In order to understand our financial statements the reader must understand the concepts involved in estimation of the fair value of our portfolios, as discussed in the section above entitled "Overview". Because of the inherent uncertainty associated with predicting future events, our determinations of fair value at any particular point in time are only estimates, and actual fair value could ultimately vary significantly from our estimate.

When we collect an account in a portfolio, we reduce the cost basis of the portfolio dollar-for-dollar until we have completely recovered the cost basis of the portfolio. We believe this method of accounting for the amortization of the purchase price of our portfolios is conservative and minimizes the effect of estimation on our results of operations. This policy has the effect of "front-loading" expenses, however, and may result in a portfolio initially showing no net revenue for a period of time and then showing only net revenue once we have recovered its entire cost basis. Although this accounting policy may be criticized for not matching portfolio cost basis to revenue on a proportionate basis over the life of the portfolio, we believe a policy grounded in conservatism is preferable to a policy of attempting to estimate the appropriate matching percentages, due to the distressed nature of the portfolio assets and the lack of assurance that projected collections will actually occur.

When we sell a portfolio or a portion of it, to the extent of remaining cost basis for the partfolio, we reduce the cost basis of the portfolio by a percentage of the original portfolio cost. Our policy does not take into account whether the portion of the portfolio we are selling may be more or less valuable than the remaining accounts that comprise the portfolio. We believe our policy, which is grounded in this objective measure for cost basis recovery, is preferable to a policy that would attempt to estimate whether a portion of a portfolio being sold is more or less valuable than the remaining accounts that comprise the portfolio, because our policy minimizes the effect of estimation on our results of operations.

                         Liquidity and Capital Resources

At February 4, 2002, we had approximately $15.5 million of cash and cash equivalents. Subsequent to that date, we used approximately $12.0 million for a distribution to our Members. At February 4, 2002, we had total liabilities of approximately $1.4 million.

Our portfolios provide our principal source of liquidity. Over time, we expect to convert our portfolios to cash in an amount that equals or exceeds the cost basis of our portfolios. In addition, some portfolios whose cost bases we have completely recovered will continue to return collections to us. At February 4, 2002, we estimated the fair value of our portfolios at approximately $12 million, which exceeded the cost basis of our portfolios of approximately $4.8 million at February 4, 2002, by approximately $7.2 million. We used a discount rate of 20% to determine fair value of our portfolios. If we assessed collection risk as greater for our portfolios, and instead used a discount rate of 25%, our estimate of fair value would have been $11,200,000 at February 4, 2002. If we assessed collection risk as lower and used a discount rate of 15%, our estimate of fair value would have been $12,800,000 at February 4, 2002. Our estimate of fair value also would change if we revised our projections of the magnitude and timing of future collections. Because of the inherent uncertainty associated with predicting future events, our determinations of fair value at any particular point in time are only estimates, and actual fair value could ultimately vary significantly from our estimate.

We plan to realize the difference between fair value and cost basis over time as we collect our portfolios. We generally collect our portfolios over periods of time ranging from 3 years to 7 years. If we succeed in collecting our portfolios and realize the difference between fair value and cost basis of our portfolios, we will recover the cost we paid for them, pay our collection and operating costs, and still have excess cash. We plan to use some of the excess cash we generate to make distributions to our members and interest holders. We anticipate making our first distribution (not counting the initial $12 million distribution made shortly after emergence from bankruptcy) during the second quarter of 2003, based on excess cash generated through March 31, 2003.

We plan to reinvest the balance of our excess cash, and the cash generated by collecting the cost basis of our portfolios, in acquisition of additional portfolios to continue growing the fair value of our portfolios on a quarter to quarter basis. In general, we expect this increase in portfolio fair value to result in a corresponding increase in the cost basis of our portfolios presented on our balance sheet. The magnitude and timing of our collections could cause cost basis to decline in some quarters when fair value actually increases, however, because we "front-load" our cost basis recovery instead of matching portfolio cost basis recovery to revenue on a proportionate basis over the life of the portfolio.

Our  Board  of  Directors  has  described  this  strategy  as  having two parts:

     -    Provide  an  annuity  without impairing the value of the business; and

     -    Grow  the  business  to  increase  the  annuity.

We do not have any lines of credit or other debt financing available to us at this time. We do not have any plans to raise equity capital. Based on our cash position and current financial resources, and assuming our operating results continue to increase at projected levels, we believe we have adequate capital resources to continue our business as presently conducted for the foreseeable future.

We do not have any contractual commitments to make capital expenditures, and we have not budgeted any capital expenditures for the coming year. We may from time to time acquire capital assets on an as needed basis. Our most significant capital assets are our dialer and our telephone switch, which we do not anticipate having to replace within the next year.

                        Recent Accounting Pronouncements

We continue to assess the effects of recently issued accounting standards. The impact of all recently adopted and issued accounting standards has been disclosed in the footnotes to our audited Balance Sheet, Note 5.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No transactions with management or other parties occurred since February 4, 2002 (inception) that would otherwise be reported under this section.

It is our current policy that all transactions with officers, directors, 5% Unit holders and their affiliates be entered into only if they are approved by a majority of the disinterested directors, are on terms no less favorable to PCMLLC than could be obtained from unaffiliated parties, and are reasonably expected to benefit PCMLLC.

                                LEGAL PROCEEDINGS

In March 2003, Michael Cushing filed a Motion for Allowance and Payment of Chapter 11 Claim with the United States Bankruptcy Court for the Central District of California, Santa Ana Division (the "Bankruptcy Court"). The claims pertaining to PCMLLC amount to $170,000 in aggregate. Mr. Cushing alleges that the claims were filed for review during the bankruptcy proceedings. The claims were not, however, made known to us during the six-month period we had to object to them and were not on the claims list filed with the Bankruptcy Court. On March 17, 2003, we filed a motion with the Bankruptcy Court opposing the claims. We object to Mr. Cushing's claims as they were not on the Bankruptcy Court's register as claims against PCMInc. or the PAM Funds. A hearing was held on March 27, 2003. Following the hearing, the Bankruptcy Court issued its order providing that the period to object to claims is reopened for a period of 30 days, or until April 27, 2003. PCMLLC intends to prepare and file an objection to Mr. Cushing's claims. Management does not believe that this claim will be found to be valid by the court and has not accrued for it as of February 4, 2002.
Management does not believe the ultimate outcome of this claim will have a material effect on our financial position.

In February 2001, a Consent Decree was entered in United States District Court for the Central District of California in an action involving the United States of America v. Performance Capital Management, Inc. Under the terms of the Consent Decree PCMInc. had a civil penalty pursuant to Section 621(a) of the Fair Credit Reporting Act, 15 U.S.C. (section symbol) 1681s(a) of $2,000,000 waived. The Consent Decree basically had PCMInc. and its successors agree to follow the provisions of the Fair Credit Reporting Act. The Consent Decree ordered, among other specifics, that PCMInc. and its successors, officers, employees, et al, are (a) enjoined from failing to report correct delinquency dates to consumer reporting agencies, (b) enjoined from failing to properly investigate consumer disputes and verify, correct or delete the reporting of such information to consumer reporting agencies within the time set forth in the Fair Credit Reporting Act, (c) enjoined from failing to report accounts as "disputed" to consumer reporting agencies when consumers dispute accounts either in writing, orally, or by electronic means, and (d) enjoined from failing to comply in any other respect with the Fair Credit Reporting Act.

The Consent Decree provides for a period of three years access to the business, all computerized databases, the right to inspect and copy all relevant documents, and the right to interview officers and employees of PCMLLC.

Except as described above, to the knowledge of our executive officers and directors, neither we nor our subsidiaries are party to any legal proceeding or litigation and none of our property is the subject of a pending legal proceeding and our executive officers and directors know of no other threatened or contemplated legal proceedings or litigation.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

See Item 4 in this report on Form 8-K.

                       ITEM 3.  BANKRUPTCY OR RECEIVERSHIP
                       -----------------------------------

                   (B) CONFIRMATION OF PLAN OF REORGANIZATION

              (1) & (2) Identity of the Court and Date of the Order

As previously reported in reports on Form 8-K dated February 1, 1999 and filed on February 10, 1999 by Performance Asset Management Fund III, Ltd. and Performance Asset Management Fund IV, Ltd., respectively, 10 related entities filed for voluntary reorganization with the United States Bankruptcy Court for the Central District of California, Santa Ana Division (the "Bankruptcy Court"), under Chapter 11 of the Bankruptcy Code (the "Chapter 11 Cases") on December 22 and 23, 1998. The Chapter 11 cases were consolidated for purposes of administration under case number SA 98-27040-RA.

On January 24, 2002, the Bankruptcy Court entered an order (the "Confirmation Order") confirming the Joint Chapter 11 Plan of Reorganization of Performance Capital Management, LLC., et al., (the "Plan"). Six of the eleven entities that filed for voluntary reorganization - Performance Capital Management, Inc., a California corporation ("PCMInc."), Performance Asset Management Fund, Ltd., a California limited partnership ("PAM I"), Performance Asset Management Fund II, Ltd., a California limited liability partnership ("PAM II"), Performance Asset Management Fund III, Ltd., a California limited partnership ("PAM III"), Performance Asset Management Fund IV, Ltd., a California limited partnership ("PAM IV"), and Performance Asset Management Fund V, Ltd., a California limited partnership ("PAM V") (each of PAM I through Pam V sometimes referred to as a "PAM Fund" and collectively referred to as the "PAM Funds") (collectively, the PAM Funds and PCMInc. are referred to as the "Plan Debtors") - emerged from their cases under Chapter 11 of the Bankruptcy Code pursuant to the terms of the Plan as one consolidated entity named Performance Capital Management, LLC ("PCMLLC"). The other four entities - Vision Capital Services Corporation, a California corporation, Income Network Company, Inc., a California corporation, Performance Development Inc., a California corporation, Atlas Equity Inc., a California corporation (dba Performance Telecom, dba Performance Communications Services, dba Allen Richards & Associates) - had their cases dismissed or were liquidated (collectively referred to as the

"Liquidating Debtors"). Copies of the Plan and the Confirmation Order are included as Exhibits 2.1 and 99.1, respectively, to this report on Form 8-K.

PCMInc. and the PAM Funds are presently inactive, with no staff or employees. The general partner of the PAM Funds is NOD, Inc. The PAM Funds will be dissolved since the distribution to the limited partners of the PAM Funds of their PCMLLC Unit distributions occurred in February 2003.

On December 26, 2002, the Bankruptcy Court entered an order to modify the Plan of Reorganization in response to a motion filed by PCMLLC to amend the company's Operating Agreement. The material amendments to the Operating Agreement were as follows:
     - Section 4.6 is amended to add that Members shall have the right to vote upon the election of any successor Director, except with respect to any midterm vacancy on the Board of Directors which may be filled by the Board of Directors;
     - Section 4.7.4 is amended to change the voting requirements for approving future amendments to the Operating Agreement from the current unanimous vote to that of a majority of a quorum, with a quorum being fixed as the number of Members present in person or by proxy whose aggregate percentage interests exceed 33 1/3% of the aggregate percentage interests of all Members entitled to vote at a meeting of the Members;
     - Section 4.7.4 is further amended to change the voting requirements for approving changes to the Articles of Organization of PCMLLC, from a unanimous vote to a majority of the aggregate percentage interests of all Members;
     - Section 5.2.7 is added and governs the filling of vacancies on the Board of Directors; and
     - Section 6.3 is added and governs the transfer of a Membership interest to a third party and the rights of such transferee.

     A  copy  of  the  First Amendment to the Operating Agreement is included as
Exhibit  3.3  to  this  report  on  Form  8-K.

                                (3) PLAN SUMMARY

The following is a summary of the matters contemplated by the Plan and only highlights the substantive provisions of the Plan. It is not intended to be a full description of or a substitute to the Plan and is qualified in its entirety by the full text of the Plan.

Classification and Treatment of Claims and Equity Security Interests
--------------------------------------------------------------------

The principal provisions of the Plan with respect to the classification and treatment of claims and equity security interests are as follows:

     - Generally, the Plan provides for the consolidation of the Plan Debtors into a new entity to be known as Performance Capital Management, LLC, a California limited liability company;

     - PCMLLC will conduct the same type of businesses as conduced by the Plan Debtors prior to the confirmation of the Plan;

     - In consideration for the contribution by the PAM Funds of sums sufficient to pay the allowed claims against PCMInc., PCMInc. is required to contribute its property to PCMLLC;

     - As part of its formation, PCMLLC will issue membership interests to the PAM Funds. The PAM funds must re-distribute the PMCLLC Units to their limited partners;

     - No distributions will be made, and no rights will be retained, on account of any claim or equity security interest that is not an allowed claim or an allowed equity security interest;

     - All allowed claims of creditors are to be paid in full after the Effective Date, or February 4, 2002, without interest;

     - The Plan requires that certain allowed Administrative Expense Claims shall be paid on the Effective Date or as soon thereafter as is reasonably practicable;

     - Ordinary Course Administrative Claims will be paid in accordance with the terms and conditions of the particular transaction that gave rise to the claim;

     - Administrative Tax Claims will be allowed only if the proper filings are timely made and the Bankruptcy Court allows the claim to be paid;

     - Professional-Fee Claims will be allowed only if the proper filings are timely made and the Bankruptcy Court allows the claim to be paid;

     - Holders of Class 1 Priority Unsecured Claims are entitled to receive payment in full as soon as practicable after the Effective Date, with interest;

     - Holder of Class 2 Secured Claims retains its rights in the real property held by PCM, which is securing the obligation and which remains unaltered by the provisions of the Plan;

     - Holders of Class 3 of General Unsecured Claims against the PAM Funds are entitled to receive payment in full as soon as practicable after the Effective Date, without interest;

     - Holders of Classes 4 through 8 of General Unsecured Claims against the PAM Funds are entitled to receive payment in full as soon as practicable after the Effective Date, with interest at the rate of 4.4% per annum commencing on December 23, 1998;

     - Class 9 PCMInc. Equity Security Holders arising from their ownership of PCMInc. Equity Security Interests remain unaltered and unaffected and they are unimpaired and not entitled to vote on the Plan;

     - Holders of Classes 10 through 14, the five PAM Funds, are entitled, on the Effective Date, to each receive an amount of PCMLLC Units equal to the total number of PCMLLC Units currently authorized by PCMLLC multiplied by the fraction obtained by dividing the total cash investment made by the limited partners in each PAM Fund by the total cash investment made by the limited partners in all of the PAM Funds combined (fractional Units to be rounded up or down by PCMLLC to the nearest full unit);

     - As soon as practicable thereafter, the PAM Funds will distribute their PCMLLC Units to their respective limited partners in an amount equal to the number of PCMLLC Units held by all of the PAM Funds multiplied by the fraction obtained by dividing total cash investment made by each limited partner in each such PAM Fund by the total cash investment of all the limited partners in all of the PAM Funds (fractional Units to be rounded up or down by PCMLLC to the nearest full unit);

     - As soon as practicable after the Effective Date, the PAM Funds are collectively holding approximately $16.6 million of which not less than $12 million and as much as $13 million, within the sole discretion of PCMLLC, will be made available for distribution by PCMLLC to the PAM Funds limited partners (each limited partner will participate from this cash fund in the ratio that each limited partner's unreturned capital bears to the total unreturned capital of all the limited partners);

     - Any and all further distributions to be made by PCMLLC shall be made as provided for in the Operating Agreement, which Operating Agreement provides for distributions based on the ratio of a limited partner's unreturned capital to all of the limited partners' unreturned capital until all of the limited partners have received all unreturned capital; thereafter distributions to the limited partners will be based on the number of PCMLLC Units held by each of the limited partners;

     - Class 15 interests of NOD, Inc. as general partner of each of the PAM Funds remains unaltered and, on the Effective Date, shall resign and shall have no interest or claim against PCMLLC, the PAM Funds, the limited partners or the Trustee;

Means  of  Effectuating  the  Provisions  of  the  Plan
-------------------------------------------------------

     -    Consolidation of Plan Debtors.  On or soon after the Effective Date of
          -----------------------------
          the Plan, the assets of PCMInc. and the PAM Funds will be consolidated with the formation of PCMLLC, and in consideration for the contribution of the Plan Debtors' property(except its ownership interest in PCMInc.) to PCMLLC, each of the PAM Funds will receive the initial PCMLLC Units and the debts and obligations of the PAM Funds and PCMInc. as fixed by the Plan will be assumed and paid by PCMLLC.
          The trustee is authorized to execute all documents necessary to effectuate the consolidation.

     -    Exchange  of  Partnership  Interests and Issuance of PCMLLC Membership
          ----------------------------------------------------------------------
          Interests.  As  soon  as practicable after the Effective Date, each of
          ---------
          the PAM Funds shall distribute their respective initial PCMLLC Units their limited partners, rounded to the nearest whole LLC Unit. As of the Effective Date and notwithstanding whether a limited partner of the

          PAM Funds has voted for or against the Plan, each holder of a PCMLLC Unit will be deemed to have executed the Operating Agreement and, further, will be deemed to have consented to each and every provision of the Operating Agreement and deemed to have agreed to be bound thereby. To the extent that the exchange of limited partnership interests and the issuance and transfer of LLC Units is subject to
          Section 5 of the Securities Act of 1933 or any state or local law requiring registration for offer or sale of a security or registration or licensing of an issuer or underwriter of, or broker or dealer in a security, such law shall not and does not apply in that Section 1145(a)(i) of the Bankruptcy Code exempts the Plan Debtors and/or PCMLLC from such compliance.

     -    Funding  for  the  Plan.  The  Plan will be funded by cash on hand and
          -----------------------
          cash  from  operations  of  PCMLLC.

     -    PCMLLC  Management.  After  the  Effective  Date, management of PCMLLC
          ------------------
          will have such powers and duties typically provided by and for the officers, directors and management of a limited liability company as organized under the laws of the State of California. The initial officers shall be the following: David Caldwell shall be the Chief Operating Officer; Darren Bard shall be the Information Officer; Wendy Curran shall be Chief Human Resources Officer; and William Constantino shall be Chief of Legal Affairs. The Trustee, James J. Joseph, shall be available to provide his services to the Board of Directors as a consultant. There shall be a Board of Directors consisting of eight directors with the powers and duties of a Board of Directors as detailed in the Operating Agreement or as otherwise provided by the laws of the State of California. The initial directors of PCMLLC shall be the following: David Barnhizer; Lester T. Bishop; Larissa Gadd; Phillip H. Kief; Sanford A. Lakoff; Larry C. Smith; and Rodney L. Woodworth.

     -    Procedures  for  Resolving  and  Treating Disputed Claims and Disputed
          ----------------------------------------------------------------------
          Equity  Interests.  No  distribution  will  be  made under the Plan on
          -----------------
          account of any disputed claim or equity security interest, unless and until the claim becomes an Allowed Claim, as that term is defined in the Plan, or the equity interest becomes an Allowed Equity Security Interest, as that term is defined in the Plan. From and after the Effective Date, any and all claims and defenses to any claims will be transferred to PCMLLC. PCMLLC will be the owner and entitled to initiate and prosecute any objection to a claim.

     -    Objections  to  Claims  and  Equity  Security  Interests.  Except  as
          --------------------------------------------------------
          otherwise provided for Administrative Claims, objections to any claim or equity security interest must be filed and served upon the holder of such claim or equity security interests on or before the expiration of the sixth month after the Effective Date, unless extended by an Order of the Bankruptcy Court.

     -    Disbursing  Agent.  PCMLLC  will  act  as the Disbursing Agent for the
          -----------------
          purpose of making all distributions to claimants and/or creditors provided for under the Plan. The Disbursing Agent will serve without bond and will receive no compensation for distribution services rendered and expenses incurred pursuant to the Plan.

                      (4) Securities Issued Under the Plan

Upon implementation of the Plan, PCMLLC issued a total of 571,550 LLC Units to the following members:

MEMBER'S NAME                     NUMBER OF LLC UNITS  PERCENTAGE INTEREST
--------------------------------  -------------------  --------------------

Performance Asset Management
Fund, Ltd., a California limited
liability partnership                          52,050                    9%
--------------------------------  -------------------  --------------------
Performance Asset Management
Fund II, Ltd., a California
limited liability partnership                  76,700                   14%
--------------------------------  -------------------  --------------------
Performance Asset Management
Fund III, Ltd., a California
limited liability partnership                  99,900                   17%
--------------------------------  -------------------  --------------------
Performance Asset Management
Fund IV, Ltd., a California
limited liability partnership                 285,950                   50%
--------------------------------  -------------------  --------------------
Performance Asset Management
Fund V, Ltd., a California
limited liability partnership                  56,950                   10%
--------------------------------  -------------------  --------------------
Total                                         571,550                  100%
--------------------------------  -------------------  --------------------

As soon as practicable after the Effective Date, the PAM Funds will distribute their PCMLLC Units to their respective limited partners in an amount equal to the number of PCMLLC Units held by all of the PAM Funds multiplied by the fraction obtained by dividing total cash investment made by each limited partner in each such PAM Fund by the total cash investment of all the limited partners in all of the PAM Funds (fractional Units to be rounded up or down by PCMLLC to the nearest full unit).

                            (5) FINANCIAL INFORMATION

A consolidated audited balance as of February 4, 2002, and the notes thereto, of PCMLLC accompanies this report on Form 8-K and is incorporated herein by reference.

             ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
             ------------------------------------------------------

Since coming out of bankruptcy in February 2002, PCMLLC's principal independent accountant has been Moore Stephens Wurth Frazer & Torbet, LLP of Orange, California. Effective January 13, 2003, the Audit Committee of PCMLLC approved the engagement of Moore Stephens Wurth Frazer & Torbet, LLP as the company's independent accountants to audit its financial statements as of February 4, 2002 and for the year ended December 31, 2002 and to review its interim financial statements during that period.

Prior to engaging Moore Stephens Wurth Frazer & Torbet, LLP, PCMLLC, or someone on its behalf, did not consult with the new accountants regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on PCMLLC's financial statements, and no written or oral advice was provided by the new accountants that was an important factor considered by PCMLLC in reaching a decision as to an accounting, auditing or financial reporting issue. PCMLLC has furnished the above disclosure, made in response to Item 304(a) of Regulation S-B, to Moore Stephens Wurth Frazer & Torbet, LLP for its review.


                   ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
                   ------------------------------------------

               (a)     FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     The  following  audited financial statements as required by Regulation S-B,
Item  310(c)  are  included  with  this  report:

          Balance  Sheet  (audited)  as  of  February  4,  2002  (inception)

                     (b)     PRO FORMA FINANCIAL INFORMATION

     The pro forma financial information required by Regulation S-B, Item 310(d) is not materially different from the audited balance sheet provided with this report.

                                (c)     EXHIBITS

Exhibit
Number     Description
------     -----------

2.1 Joint Chapter 11 Plan of Reorganization Proposed by Chapter 11 Trustee and the Official Committee of Equity Security Holders effective February 4, 2002

2.2 First Amended Disclosure Statement Describing Joint Chapter 11 Plan Proposed by Chapter 11 Trustee and the Official Committee of Equity Security Holders approved on October 12, 2001

3.1       Performance  Capital  Management,  LLC  Articles  of  Organization

3.2       Operating  Agreement  for  Performance  Capital  Management,  LLC

3.3       First  Amendment  to  Operating  Agreement  for  Performance  Capital
          Management,  LLC

4.1       Specimen  Performance  Capital  Management,  LLC  Unit  Certificate

4.2 Specimen Performance Capital Management, LLC Economic Interest Unit Certificate

4.3 Provisions in the Operating Agreement for Performance Capital Management, LLC pertaining to the rights of LLC Unit holders (see
          Exhibit  3.2  and  3.3)

23.1      Consent of Independent Auditors

99.1 Order Confirming Joint Chapter 11 Plan Proposed by Chapter 11 Trustee and the Official Committee of Equity Security Holders entered on January 24, 2002

99.2 Order on Motion of Performance Capital Management, LLC, successor to Chapter 11 Debtor, to Modify Confirmed Chapter 11 Plan of Reorganization entered on December 26, 2002

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PERFORMANCE CAPITAL MANAGEMENT, LLC



   March 31, 2003                  By:  /s/ David J. Caldwell
--------------------                    ----------------------------------
       (Date)                           David J. Caldwell
                                        Its: Chief Operations Officer

                          INDEX TO FINANCIAL STATEMENTS



Independent Auditors' Report dated March 14, 2003 . . . . . . . .   F-1

Balance Sheet as of February 4, 2002 (audited). . . . . . . . . .   F-2

Notes to Financial Statement. . . . . . . . . . . . . . . . . . .   F-3

INDEPENDENT  AUDITORS'  REPORT
------------------------------


To  the  Board  of  Directors
Performance  Capital  Management,  LLC


We have audited the accompanying balance sheet of Performance Capital Management, LLC as of February 4, 2002, the Company's inception date. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Performance Capital Management, LLC as of February 4, 2002 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 4 to the financial statement, the accompanying financial statement as of February 4, 2002 has been restated for the correction of an error.


/s/  MOORE  STEPHENS  WURTH  FRAZER  AND  TORBET,  LLP

March  14,  2003
City  of  Industry,  California



                       PERFORMANCE CAPITAL MANAGEMENT, LLC

                                  BALANCE SHEET
                             AS OF FEBRUARY 4, 2002
                             ----------------------



                         ASSETS
                         ------
  Cash and cash equivalents                  $15,501,207
  Restricted cash                                 28,367
  Other receivables                               91,059
  Purchased loan portfolios, net               4,763,206
  Property and equipment                         738,687
  Other assets and deposits                      119,684
                                             -----------

      Total assets                           $21,242,210
                                             ===========





              LIABILITIES AND MEMBERS' EQUITY
              -------------------------------

LIABILITIES:
  Accounts payable                           $   234,323
  Pre-petition claims                            884,274
  Accrued liabilities                            245,918
                                             -----------
    Total liabilities                          1,364,515

COMMITMENTS AND CONTINGENCIES                          -

MEMBERS' EQUITY                               19,877,695
                                             -----------

      Total liabilities and members' equity  $21,242,210
                                             ===========


         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS STATEMENT.

                       PERFORMANCE CAPITAL MANAGEMENT, LLC

                          NOTES TO FINANCIAL STATEMENT
                             AS OF FEBRUARY 4, 2002
                             ----------------------

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Performance Capital Management, LLC ("PCM LLC" or the "Company") is engaged in the business of acquiring assets originated by federal and state banks and other sources for the purpose of generating income and cash flow from managing, collecting, or selling those assets. These assets consist primarily of non-performing credit card loan portfolios and are purchased and sold as portfolios ("portfolios"). Additionally, some of the loan portfolios are assigned to third party agencies for collection.

Reorganization Under Bankruptcy
-------------------------------

PCM LLC was formed under a Chapter 11 Bankruptcy Reorganization Plan and operating agreement. The plan called for the consolidation of five California limited partnerships and a California corporation into the new California limited liability company. The five California limited partnerships were formed for the purpose of acquiring investments in or direct ownership of non-performing credit card loan portfolios from financial institutions and other sources. The general partner for the partnerships was Performance Development, Inc., a California corporation ("PDI"). PDI was removed as general partner during bankruptcy. The assets of the five limited partnerships consisted primarily of non-performing credit card loans, as well as cash. PCM LLC was formed on January 14, 2002 and commenced operations upon the confirmation of its Bankruptcy Reorganization Plan ("Reorganization Plan") on February 4, 2002. The entities that were consolidated under the Reorganization Plan are as follows:

Performance Asset Management Fund , Ltd.,- (PAM), a California limited partnership, formed in 1991. Units in PAM were sold in a private placement offering. PAM raised $5,205,000 in gross proceeds from the sale of its partnership units. PAM was not subject to the reporting requirements of the Securities and Exchange Commission.

Performance   Asset  Management  Fund  II  ,  Ltd.,-  (PAMII),  a  California
limited partnership, formed in 1992. Units in PAMII were sold in a private placement offering. PAMII raised $7,670,000 in gross proceeds from the sale of its partnership units. PAMII was not subject to the reporting requirements of the Securities and Exchange Commission.

Performance Asset Management Fund III, Ltd.,- (PAMIII), a California limited partnership, formed in 1992. Units in PAMIII were sold in a private placement offering pursuant to Regulation D promulgated by the Securities and Exchange Commission on a "best efforts" basis. PAMIII raised $9,990,000 in gross proceeds from the sale of its partnership units. PAMIII was a public limited partnership that was subject to the reporting requirements of the Securities and Exchange Commission.

Performance   Asset   Management  Fund  IV,  Ltd.,  -  (PAMIV),  a  California
limited partnership, formed in 1992. Units in PAMIV were sold in an intrastate offering to residents of California, pursuant to the provisions of Section
3(A)(11) of the Securities Act of 1933. PAMIV raised $28,595,000 in gross proceeds from the sale of its partnership units. PAMIV was a public limited partnership that was subject to the reporting requirements of the Securities and Exchange Commission.

Performance Asset Management Fund V, Ltd., - (PAMV), a California limited partnership, formed in 1994. Units in PAMV were sold in a private placement offering. PAMV raised $5,965,000 in gross proceeds from the sale of its partnership units. The proceeds were used to pay organizational costs and then to purchase and collect loan portfolios. PAMV was not subject to the reporting requirements of the Securities and Exchange Commission.

Performance Capital Management, Inc. (PCM INC), a California corporation incorporated in January 1993. PCM INC identified potential portfolio acquisitions, performed due diligence in conjunction with potential portfolio acquisitions, acquired portfolios, and through joint ventures with the limited partnerships (PAM, PAMII, PAMIII, PAMIV, and PAMV) collected and sold acquired portfolios. The limited partnerships (PAM, PAMII, PAMIII, PAMIV, and PAMV) collectively owed 98.5% of the outstanding shares of PCM INC. The minority interest of 1.5% was effectively eliminated in the bankruptcy plan.

NOTE  1  -  ORGANIZATION  AND  DESCRIPTION  OF  BUSINESS,  (CONTINUED)

Pre-Petition  Operations
------------------------

At all times before the bankruptcy Vincent Galewick was the sole or controlling shareholder of PCM INC and PDI, which served as general partner of the limited partnerships (PAM, PAMII, PAMIII, PAMIV, and PAMV). A total of approximately $57,450,000 was raised over the period 1991 to 1994 by selling limited partnership interests in PAM, PAMII, PAMIII, PAMIV, and PAMV. Approximately $8.7 million was deducted for brokerage and organizational expenses. Approximately $49 million was used to purchase non-performing credit card loan portfolios. These portfolios were typically purchased by the limited partnerships from PCM INC. PCM INC also collected the portfolios under joint venture agreements between itself and the limited partnerships.

In  the  normal  course  of  business,  loan   portfolios  would  be  purchased,
collections would be made and in some cases the portfolios were sold. PCM INC was in the business of managing these loan portfolios.

PCM INC generally charged a "mark-up" to the limited partnerships for portfolios purchased for the limited partnerships. This markup averaged 35% above the price PCM INC paid for the portfolios on the open market. PCM INC was also contractually entitled to receive 45% of all monies collected on the portfolios.

In addition, PDI, former general partner of the limited partnerships, received a management fee from the limited partnerships ranging from 2 to 2 1/2% of the net asset value of the loan portfolio on an annual basis and 10% of the amount of any distributions to the limited partners.

Numerous issues and claims were settled by the bankruptcy. This settlement referred to as "Intercompany Settlement" removed Mr. Galewick from any further role in the affairs of PCM INC and the limited partnerships, transferred to the Trustee all claims of Mr. Galewick and others against the limited partners and controlling interest in PCM INC thereby according the limited partners control over the entity which administered their assets. The Trustee and a committee of equity security holders representing the PAM Funds released any claims of the debtor's estate against Mr. Galewick and Mr. Galewick's affiliates. Inter-debtor claims were released and withdrawn. Mr. Galewick received consideration from the bankruptcy estates of the limited partners. As part of the settlement, PDI was removed as general partner and the Trustee resigned as Trustee for PDI, thus returning control of PDI to Mr. Galewick.

The following is a summary of the ownership interest of Performance Capital Management, LLC pursuant to the terms of the Reorganization Plan:

Member's  Number of    Number of        Percentage
Name      Investors  PCM LLC Units  Interest in PCM LLC
--------  ---------  -------------  -------------------
PAM             370         52,050                    9
PAMII           459         76,700                   14
PAMIII          595         99,900                   17
PAMIV          1153        285,950                   50
PAMV            327         56,950                   10
                     -------------  -------------------
Totals                     571,550                  100
                     =============  ===================

The Reorganization Plan calls for distributions to be made first to the LLC Members to the extent of and in proportion to their unreturned Capital Contributions; and thereafter to the LLC Members in proportion to their respective percentage ownership interest. Subsequent to February 4, 2002, the Company distributed $12 million to its members.

The combination of the Partnerships and PCM INC is summarized as follows (in thousands):

                            PAM      PAMII     PAMIII    PAMIV      PAMV     PCM INC     Total
                          --------  --------  --------  --------  --------  ---------  ---------
Sale of Limited
  Partnership Units       $ 5,205   $ 7,670   $ 9,990   $28,595   $ 5,965              $ 57,425

Distributions
  to Investors             (3,704)   (4,137)   (3,719)   (6,920)     (829)              (19,309)
                          --------  --------  --------  --------  --------  ---------

Unreturned Capital          1,501     3,533     6,271    21,675     5,136                38,116

Accumulated Deficit          (201)   (1,226)   (2,235)   (8,854)   (2,407)    (2,302)   (17,225)

Restatement - Note 4          (87)     (107)     (189)     (476)     (154)               (1,013)
                          --------  --------  --------  --------  --------  ---------

Cash and Net Assets
  Transferred to PCM LLC  $ 1,213   $ 2,200   $ 3,847   $12,345   $ 2,575   $ (2,302)  $ 19,878
                          ========  ========  ========  ========  ========  =========  =========

Performance Asset Management Fund III, Ltd. and Performance Asset Management Fund IV, Ltd. were reporting entities under the Securities Act of 1934. PAM, PAMII, PAMV, and PCM INC were not reporting entities. It has been determined that Performance Capital Management, LLC is a "successor company" under rule 12g 3 of the Securities Act of 1934 and therefore is subject to the reporting requirements of the Securities Act of 1934. PCM LLC's LLC Units are not publicly traded securities. The Reorganization Plan placed certain restrictions on the transfer of members' interests.


NOTE 2 - BASIS OF PRESENTATION

Reporting Entity
----------------

The Company is a successor entity of six companies emerging from bankruptcy (see
Note 1). The accompanying balance sheet includes balances as of February 4, 2002.

Comparative Statements
----------------------

Management has elected not to present the accompanying financial statement on a comparative basis because several entities shared operating expenses and professional fees during the duration of bankruptcy proceedings that were not included in the final bankruptcy plan. Further, current management did not take control of the operations until the Reorganization Plan was confirmed on February 4, 2002. Current management is not capable of arriving at the estimates for many of the assertions contained in the financial statements for prior periods. The cost and effort to reconstruct these financial statements, if such reconstruction is even possible, would outweigh any benefit that investors may derive. The estimates necessary to prepare prior year financial statements for the successor entity would be so significant that management believes a comparative presentation would be misleading. Prior period financial information is available in the bankruptcy filings with Central District Court of California Case No. SA 98-27040-RA.

Fresh  Start  Accounting
------------------------

Statement of Position 90-7 issued by the American Institute of Certified Public Accountants ("SOP 90-7") addresses accounting for companies in reorganization under the bankruptcy code. For certain entities, SOP 90-7 requires "fresh start accounting", which records a revaluation of assets to fair values and an adjustment of liabilities to present values.

SOP 90-7 also requires the following procedures for entities that adopt fresh start accounting:

1. The reorganization value of the entity should be allocated to the entity's assets following APB No. 16;
2. Liabilities other than deferred taxes should be stated at present values of amounts to be paid using current interest rates;
3. Deferred taxes should be presented in conformity with generally accepted accounting principles. Benefits realized from preconfirmation net operating loss carryforwards should reduce reorganization value in excess of amounts allocable to identifiable assets and other intangibles until exhausted and be reported as a direct addition to paid-in capital thereafter;
4. Changes in accounting principles that will be required for the emerging entity within the twelve months following the adoption of fresh start accounting should be adopted at the same time fresh starting accounting is adopted.

SOP 90-7 also requires the following disclosure in the initial financial statements after fresh start accounting has been adopted:

1.   Adjustments to the historical amounts of individual assets and liabilities;
2.   The  amount  of  debt  forgiveness;
3.   The  amount  of  prior  retained  earnings  or  deficit  eliminated;  and
4.   Other  important  matters  in  determining  reorganization  value.

Management reviewed these requirements and determined that fresh start accounting was not applicable because assets exceeded liabilities prior to confirmation of the plan and existing limited partners retained a majority interest in the successor entity.

For entities that do not meet the requirements for fresh start accounting, SOP 90-7 requires that liabilities compromised by a confirmed bankruptcy plan be stated at present value of amounts to be paid, using current interest rates. Debt forgiveness, if any, should be reported as an extraordinary item.

As part of the Reorganization Plan, no debt forgiveness existed and all liabilities subject to compromise are presented on the face of the accompanying balance sheet as pre-petition claims with disclosures required by SOP 90-7 presented in Note 10.

Transfer  of  Assets  to  Successor  Company
--------------------------------------------

Assets were transferred at historical carrying values and postpetition liabilities were assumed as required by the bankruptcy confirmation plan.

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Use  of  Estimates
------------------

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Significant estimates have been made by management with respect to the timing and amount of collection of future cash flows from non-performing credit card loan portfolios. Among other things, the estimated future cash flows of the portfolios are used to recognize impairment in the purchased loan portfolios. Management reviews the estimate of future collections and it is reasonably possible that these estimates may change based on actual results and other factors. A change could be material to the financial statements.

Purchased  Loan  Portfolios
---------------------------

Purchased loan portfolios consisted primarily of non-performing credit card accounts. For substantially all of the Company's acquired portfolios, future cash flows cannot be reasonably estimated in order to record an accretable yield consistently. Therefore, the Company utilizes the cost recovery method as required by AICPA Practice Bulletin 6. Application of the cost recovery method requires that any amounts received be applied first against the recorded amount of the portfolios; when that amount has been reduced to zero, any additional amounts received are recognized as net revenues. Acquired portfolios are initially recorded at their respective costs, and no accretable yield is recorded on the accompanying balance sheet.

The Company provides a valuation allowance for acquired loan portfolios when the present value of expected future cash flows does not exceed the carrying values of the portfolios.

Over the life of the portfolio, the Company's management continues to review the carrying values of each loan for impairment. If net estimated cash flows fall below the carrying value of the related portfolio, the valuation allowance is adjusted accordingly. Adjustments to the valuation allowance are recorded in the results of operations as a provision for losses on loan portfolios.

Cash in Bank Accounts and Cash Equivalents
------------------------------------------

PCM LLC defines cash equivalents as cash, money market investments, and overnight deposits with original maturities of less than three months. Cash equivalents are valued at cost, which approximates market. The Company maintains cash balances at one bank in amounts which exceeded federally insured limits by approximately $15.3 million dollars as of February 4, 2002. The Company has not experienced any losses in such accounts. Management believes it is not exposed to any significant risks on cash in bank accounts.

Property and Equipment
----------------------

Property and equipment are carried at cost and depreciation is computed over the estimated useful lives of the assets ranging from 3 to 7 years. PCM LLC uses the straight-line method of depreciation. Property and equipment transferred under the reorganization plan were transferred at net book value. Depreciation is computed on the remaining useful life at the time of transfer.

The related cost and accumulated depreciation of assets retired or otherwise disposed of are removed from the accounts and the resultant gain or loss is reflected in earnings. Maintenance and repairs are expensed currently while major betterments are capitalized.

NOTE  3  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

-------------------------------------

Long-term assets of PCM LLC are reviewed annually as to whether their carrying value has become impaired. Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. Management also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of February 4, 2002, management expects these assets to be fully recoverable.

Revenue  Recognition
--------------------

Revenue is accounted for using the cost recovery method of accounting in accordance with Practice Bulletin No. 6, "Amortization of Discounts on Certain Acquired Loan". Under the cost recovery method of accounting, all cash receipts relating to individual loan portfolios are applied first to recover the cost of the portfolios, prior to recognizing any revenue. Cash receipts in excess of cost of purchased loan portfolios are then recognized as net revenue.

Proceeds from strategic sales of purchased loan portfolios are recorded as revenue when received.

Income Taxes
------------

PCM LLC is treated as a partnership for federal income tax purposes and does not incur Federal income taxes. Instead, its earnings and losses are included in the personal returns of its members.

PCM LLC is also treated as a partnership for state income tax purposes. The State of California imposes an annual corporation filing fee and an annual limited liability company fee.


NOTE  4  -  RESTATEMENT  OF  FINANCIAL  STATEMENT  AND  RECLASSIFICATION

In February 2003, our independent auditors informed us that, based on their further review, they no longer considered our methodology for determining the valuation allowance for purchased loan portfolios appropriate under generally accepted accounting principle guidelines. Further review by us with our independent auditors led us to conclude that we should change our method of determining the valuation allowance for purchased loan portfolios. The change resulted in an increase in the valuation allowance for purchased loan portfolios of approximately $882,000 at February 4, 2002. Further, a valuation allowance of $131,000 was established for other assets. Our February 4, 2002 financial statement and the accompanying notes have been restated for a correction of an error due to these changes. The other asset was previously included with purchased loan portfolios and has been reclassified to other assets and deposits on the accompanying balance sheet.

NOTE  5  -  RECENT  ACCOUNTING  PRONOUNCEMENTS

During June of 2001, the FASB issued Statement of Financial Accounting Standards No. 141, "Business Combinations" ("FAS 141") and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("FAS 142").

FAS 141 requires use of the purchase method of accounting for all business combinations initiated after June 30, 2001, provides specific guidance on how to identify the accounting acquirer in a business combination, provides specific criteria for recognizing intangible assets apart from goodwill and requires additional financial statement disclosures regarding business combinations. FAS 141 will impact the Company's accounting for any business combinations it may enter into in the future. However, FAS 141's adoption did not have an impact on the Company's financial condition or results of operations.

FAS 142 addresses the accounting for goodwill and other intangible assets after their initial recognition. FAS 142 changes the accounting for goodwill and other intangible assets by replacing periodic amortization of the asset with an annual test of impairment of goodwill at either the reporting segment level or one level below, providing for similar accounting treatment for intangible assets deemed to have an indefinite life. Assets with finite lives will be amortized over their useful lives. FAS 142 also provides for additional financial statement disclosures about goodwill and intangible assets. FAS 142 will impact the Company's accounting for any business combinations it may enter into in the future. However, FAS 142's adoption did not have an impact on the Company's financial condition or results of operations.

In June 2001, the FASB issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("FAS 143"). FAS 143 changes the recorded amount of liabilities associated with asset retirements and requires the accretion of interest expense over the remaining life of the asset. FAS 143 also requires additional disclosure regarding asset retirement obligations. This Statement is effective for fiscal years beginning after June 15, 2002. The adoption of this statement did not have an impact on the Company's financial condition or results of operations.

In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS 144"). FAS 144 retains the existing requirements to recognize and measure the impairment of long-lived assets to be held and used or to be disposed of by sale. However, FAS 144 changes the scope and certain measurement requirements of existing accounting guidance. FAS 144 also changes the requirements relating to reporting the effects of a disposal or discontinuation of a segment of a business. This Statement is effective for fiscal years beginning after December 15, 2001. The adoption of this statement did not have a significant impact on the financial condition or results of operations of the Company.

In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145 "Rescission of Statements No. 4, 14 and 64, Amendment of FASB Statement No. 13 and Technical Corrections." ("FAS 145"). This Statement rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, SFAS No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." This Statement also rescinds SFAS No. 44, "Accounting for Intangible Assets of Motor Carriers." This Statement amends SFAS No. 13, "Accounting for Leases," to eliminate any inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. FAS 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. This Statement is effective for fiscal years beginning after May 15, 2002. The adoption of this statement is not expected to have a significant impact on the financial condition or results of operations of the Company.

In June 2002, the FASB issued Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with restructuring, discontinued operations, plant closing, or other exit or disposal activity. Previous accounting guidance was provided by EITF Issue No. 94-3, "Liability Recognition for Certain Costs, Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a
Restructuring)." SFAS No. 146 replaces EITF 94-3 and is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company will comply with this pronouncement beginning in 2003. The adoption of this statement is not expected to have a significant impact on the financial condition or results of operations of the Company.

NOTE  6  -  FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

The estimated fair value and the methods and assumptions used to estimate the fair values of the financial instruments of the Company as of February 4, 2002 are as follows. The carrying amount of cash and cash equivalents, restricted cash and liabilities approximates the fair value. The fair value of purchased loan portfolios was determined based on both market pricing and discounted expected cash flows. The discount rate is based on an acceptable rate of return adjusted for the risk inherent in the loan portfolios. The discount rate utilized at February 4, 2002 was 20%. The estimated fair value of loan portfolios was $12,000,000 at February 4, 2002.

NOTE  7  -  PURCHASED  LOAN  PORTFOLIOS

The Company acquires portfolios of non-performing credit card loans from federal and state banks and other sources. These loans are acquired at a substantial discount from the actual outstanding balance. The aggregate outstanding balance at February 4, 2002 was approximately $1.3 billion.

The Company initially records acquired loans at cost. To the extent that the cost of a particular loan portfolio exceeds the estimated amount of money expected to be collected, a valuation allowance is recognized in the amount of such impairment.

The carrying amount of loans included in the accompanying balance sheet at February 4, 2002 is as follows:


Unrecovered cost balance          $   10,236,158
Valuation allowance                   (5,472,952)
                                  ---------------
Net balance                       $    4,763,206
                                  ===============


NOTE  8  -  OTHER  RECEIVABLES

Other receivables consist of monies due to the Company from PCM INC and the PAM Funds as of February 4, 2002.


NOTE  9  -  PROPERTY  AND  EQUIPMENT

Property  and  equipment  at  February  4,  2002  is  as  follows:

Office  furniture and equipment    $    245,088
Computer equipment                      456,617
Leasehold improvements                   36,982
                                   -------------
  Totals                                738,687
Less accumulated depreciation                 -
                                   ------------
  Property and equipment, net      $    738,687
                                   ============

NOTE  10  -  PRE-PETITION  CLAIMS

Under the Reorganization Plan, PCM LLC is required to pay certain allowed pre-petition claims and professional fees totaling to approximately $1,400,000 of which $884,274 remains outstanding as of February 4, 2002. These claims are summarized as follows:

Accounting fees                    $        31,584
Collection expense                          29,530
Improvements                               176,310
Legal fees                                  31,722
Mailing expense                             24,524
Office supplies                              7,258
Other                                       74,760
Portfolio settlement                        37,620
Public relations                            76,986
Rent and real estate commissions            82,680
Reserve for claims                         200,000
Telephone                                    9,854
Wages and other labor                      101,446
                                   ---------------

Total                              $       884,274
                                   ===============

NOTE  11 -  COMMITMENTS  AND  CONTINGENCIES

Lease  Commitments
------------------

The Company currently leases office space in Anaheim, California under a non-cancelable five year operating lease. Under the lease agreement, PCM LLC must pay a basic monthly rental charge plus a portion of the building's common area expenses.

Prior to the Company moving to its current location, the Company leased office space in Irvine, California under a non-cancelable operating lease expiring on April 30, 2002.

Future  minimum  lease  commitments  as  of  February  4,  2002  are as follows:

      Year  ending
     December  31,
     -------------
          2002                    $ 301,000
          2003                      297,000
          2004                      305,000
          2005                      314,000
          2006                      295,000
     Thereafter                           -

Consent  Decree  -  Fair  Credit  Reporting  Act
------------------------------------------------

In February 2001, a Consent Decree was entered in United States District Court in an action United States of America v. Performance Capital Management, Inc. (One of the entities that formed Performance Capital Management, LLC, see Note
1). Under the terms of the Consent Decree, PCM INC had a civil penalty pursuant to Section 621(a) of the Fair Credit Reporting Act, 15 U.S.C. (section symbol) 1681s(a) of $2,000,000 waived. The Consent Decree basically had PCM INC and its successors agree to follow the provisions of the Fair Credit Reporting Act. The Consent Decree ordered, among other specifics, that PCM INC and its successors, officers, employees, et al, are 1.) enjoined from failing to report correct delinquency dates to consumer reporting agencies; 2.) enjoined from failing to properly investigate consumer disputes and verify, correct or delete the reporting of such information to consumer reporting agencies within the time set forth in the Fair Credit Reporting Act; 3.) enjoined from failing to report accounts as "disputed" to consumer reporting agencies when consumers dispute accounts either in writing, orally, or by electronic means; and 4) enjoined from failing to comply in any other respect with the Fair Credit Reporting Act.

The Consent Decree provides for a period of three years access to the business, all computerized databases, right to inspect and copy all relevant documents and the right to interview officers and employees.

Claim
-----

PCM LLC is involved in various legal actions primarily arising from PCM Inc. and the partnerships Chapter 11 filing. Many of these issues have been resolved by settlement agreements. PCM LLC management has actively resolved these actions. At February 4, 2002, a provision was established of $200,000 which has been included in the pre-petition claims line item in the accompanying balance sheet.

NOTE  12  -  OTHER  MATTERS

Upon emergence from bankruptcy, the Company determined that PAMIII and PAMIV did not file their monthly reports to the U.S. Bankruptcy Court with the Securities and Exchange Commission under Forms 8-K. As the successor entity to PAMIII and PAMIV, the Company is preparing, with assistance of securities counsel, the Forms 8-K that include the monthly reports and intends to file them shortly.

Upon emergence from bankruptcy, the Company, as successor entity to PAMIII and PAMIV, has not filed the following Exchange Act filings:

           Form  10-QSB  for  the  period  ended  March  31,  2002;
           Form 10-QSB for the period ended June 30, 2002; and Form 10-QSB for the period ended September 30, 2002.

The Company is preparing, with the assistance of securities counsel, the Forms 10-QSB and intends to file them shortly.


NOTE  13  -  SUBSEQUENT  EVENTS

Distribution
------------

In accordance with the Company's Reorganization Plan, the Company distributed $12 million to its members in March 2002.

Claim
-----

In December 2002, a bankruptcy claim totaling approximately $170,000 was brought to the attention of the Company. This claim was not on the final claims list filed with the court. PMC LLC's management does not believe that this claim will be found to be valid by the court and has not accrued for it as of February 4, 2002. Management does not believe the ultimate outcome of this claim will have a material adverse affect on the Company's financial position.

Purchase  Commitment
--------------------

In December 2002, the Company entered into an agreement that commits the Company to purchase loan portfolios. The initial term of the agreement is 6 months (December 2002 - May 2003) and the Company has the right to extend the term for an additional 6 months if it expresses the desire to do so by April 15, 2003. Under the terms of the agreement, the Company will pay 5% of the "Approximate Current Balance", as defined in the agreement. The "Approximate Current Balances" purchased in December 2002 and January, February, and March 2003 were approximately $2,274,000, $2,326,000, $1,151,100 and $1,395,100 respectively.
The amounts paid for these purchases were $113,689, $116,297, $57,555, and $69,756, respectively. Under the terms of the agreement, the commitment for March, April, and May 2003 will be approximately $3.0 million in "Approximate Current Balances", at a cost of approximately $150,000.

                                INDEX TO EXHIBITS
                                -----------------

Exhibit
Number     Description
------     -----------

2.1 Joint Chapter 11 Plan of Reorganization Proposed by Chapter 11 Trustee and the Official Committee of Equity Security Holders effective February 4, 2002

2.2 First Amended Disclosure Statement Describing Joint Chapter 11 Plan Proposed by Chapter 11 Trustee and the Official Committee of Equity Security Holders approved on October 12, 2001

3.1       Performance  Capital  Management,  LLC  Articles  of  Organization

3.2       Operating  Agreement  for  Performance  Capital  Management,  LLC

3.3       First  Amendment  to  Operating  Agreement  for  Performance  Capital
          Management,  LLC

4.1       Specimen  Performance  Capital  Management,  LLC  Unit  Certificate

4.2 Specimen Performance Capital Management, LLC Economic Interest Unit Certificate

4.3 Provisions in the Operating Agreement for Performance Capital Management, LLC pertaining to the rights of LLC Unit holders (see
          Exhibit  3.2  and  3.3)

23.1      Consent of Independent Auditors

99.1 Order Confirming Joint Chapter 11 Plan Proposed by Chapter 11 Trustee and the Official Committee of Equity Security Holders entered on January 24, 2002

99.2 Order on Motion of Performance Capital Management, LLC, successor to Chapter 11 Debtor, to Modify Confirmed Chapter 11 Plan of Reorganization entered on December 26, 2002